PRELIMINARY PROXY STATEMENT

              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON FEBRUARY 8, 2000

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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14 (A) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
       [X] Preliminary Proxy Statement
       [__] Confidential, For Use of the Commission Only (as permitted by Rule
            14a-6 (e) (2))
       [__] Definitive Proxy Statement
       [__] Definitive Additional Materials
       [__] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.
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    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [X] No fee required.
       [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
           0-11.

1)         Title of each class of securities to which transaction applies:



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2)         Aggregate number of securities to which transaction applies:



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3)         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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NY2:\862712\14\54104.0016

4)         Proposed maximum aggregate value of transaction:



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5)         Total fee paid:



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       [_] Fee paid previously with preliminary materials:


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       [_] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           1)         Amount previously paid:
           2)         Form, Schedule or Registration Statement No.:
           3)         Filing Party:
           4)         Date Filed:


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               PRELIMINARY PROXY MATERIALS DATED FEBRUARY 8, 2000
                              SUBJECT TO COMPLETION


[The information included herein is as it is expected to be when the definitive proxy statement is mailed to shareholders of Dexter Corporation. This proxy statement will be revised to reflect actual facts at the time of the filing of the definitive proxy statement.]

No GOLD Proxy Card is included with these materials.


                                 PROXY STATEMENT

                    OF INTERNATIONAL SPECIALTY PRODUCTS INC.



                       2000 ANNUAL MEETING OF SHAREHOLDERS

                              OF DEXTER CORPORATION




           We are sending this proxy statement to you as one of the holders of common stock, par value $1.00 per share, of Dexter Corporation, a Connecticut corporation, in connection with our solicitation of your proxy for use at the 2000 Annual Meeting of Shareholders of Dexter scheduled for [____], local time, [___] [_______], 2000, at [_________] and at any adjournments or postponements thereof. We are International Specialty Products Inc. and its wholly owned subsidiary ISP Investments Inc., each a Delaware corporation, and beneficially own 9.98% of Dexter's outstanding shares of common stock.

           We have proposed to Dexter a business combination in which all holders of Dexter common stock would receive $45 per share in cash (the "ISP Proposal"), subject to the execution of a mutually acceptable merger agreement. This price represents a 38% premium over Dexter's closing price immediately prior to our proposal and is higher than the stock has ever traded. Furthermore, we have expressed our willingness to pay more if Dexter's Board provided additional information to justify an increased price. Dexter's Board has rejected our proposal without availing itself of the opportunity to discuss or negotiate the proposal with us. Dexter then, in an attempt to deter us from a course of action designed to maximize value for Dexter shareholders, offered to purchase our shares of Life Technologies, Inc., a majority-owned subsidiary of Dexter, which offer we promptly rejected. Accordingly, in opposition to the current Board of Directors of Dexter, we are asking you to approve several proposals intended to facilitate the ISP Proposal or a superior proposal.

           We are proposing to increase the size of Dexter's Board to seventeen directors and are nominating ten persons for election as directors. Our nominees are committed to consider and pursue the ISP Proposal or a superior proposal, and, if elected, will constitute a majority of the Dexter Board. All determinations made by our nominees, if elected as directors, will be subject to their fiduciary duties to you, the shareholders of Dexter.


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

           We believe that the Dexter shareholders - the owners of the corporation - should be permitted to consider the merits of offers for their shares. Accordingly, we are also proposing an amendment to the Dexter Bylaws which will require the Dexter Board to amend Dexter's "poison pill" shareholder rights plan, or redeem the rights issued thereunder, if the shareholders adopt a special resolution. Furthermore, we seek your approval of a special resolution which will require the Board to amend the shareholder rights plan promptly to make it inapplicable to any offer to purchase all shares of Dexter for at least $45 per share in cash.

           In order to minimize any attempt by the Dexter Board to frustrate the consideration or implementation of our proposals, we are also proposing to repeal any Bylaw amendments adopted unilaterally by the Dexter Board between February 26, 1999 and the date of the 2000 Annual Meeting. Finally, we are proposing a resolution to set the order in which our proposals will be voted upon at the 2000 Annual Meeting.

[THIS PROXY STATEMENT AND THE GOLD PROXY CARD ARE FIRST BEING FURNISHED TO SHAREHOLDERS ON OR ABOUT _____ __, 2000].

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES AND THE ADOPTION OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A [COLOR] PROXY CARD TO THE DEXTER DIRECTORS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION OF DEXTER'S NOMINEES [AND PROPOSALS] BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. SEE "VOTING PROCEDURES" ON PAGE 31.



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               QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

Q:         WHO IS SOLICITING YOUR PROXY?

A: We are International Specialty Products Inc. ("ISP") and its wholly owned subsidiary ISP Investments Inc. As of the date of this proxy statement, we beneficially owned 2,299,200 shares of Dexter's common stock, representing approximately 9.98% of the outstanding shares. In addition, on such date we, together with our reporting "group" for
           Schedule 13D purposes, beneficially owned 5,417,991 shares of common stock of Life Technologies, representing approximately 21.7% of the outstanding shares of Life Technologies. We are a leading multinational manufacturer of specialty chemicals and mineral products. For more information on participants in our proxy solicitation, please see "Certain Information Concerning the Participants" on page 35.

Q:         WHY ARE WE SOLICITING YOUR PROXY?

A: As one of the largest shareholders of Dexter and an investor in the company's shares since September 1998, we have been dissatisfied with the failure of Dexter's Board of Directors to take appropriate action to maximize shareholder value for Dexter shareholders. Not only has Dexter rejected our recommendation of a course of action designed to maximize shareholder value, but it has also taken steps to entrench Dexter management, contrary to the interests of Dexter shareholders.
           Specifically:

           (1) On October 4, 1999, one week after we announced that we had acquired 9.98% of the outstanding common stock of Dexter, the Dexter Board amended the company's Rights Agreement (as hereinafter defined) to lower the threshold of beneficial ownership that will trigger the defensive provisions of the Rights Agreement from 20% to 11%.

           (2) On December 3, 1999, we discussed with representatives of Dexter our belief that Life Technologies, with its higher growth and higher margins, can better fulfill its potential as an independent entity or in combination with another similarly strategically situated company, rather than in combination with Dexter. We therefore recommended that Dexter and Life Technologies be separate corporate entities - a recommendation which we believed would serve to maximize shareholder value for Dexter shareholders. Dexter not only rejected our recommendation, but to date has shown no evidence of having an alternative, credible strategy designed to maximize shareholder value.

           (3) After Dexter dismissed our recommendation, we proposed a business combination in which all holders of Dexter common stock would receive $45 per share in cash, subject to the execution of a mutually acceptable merger agreement. This price represents a 38% premium over Dexter's closing price immediately prior to our proposal and is higher than the stock has ever traded. Furthermore, we stated that we would be willing to pay more for the shares if Dexter's Board provided additional information


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                      to justify an increased price. Dexter's Board rejected our proposal without availing itself of the opportunity to discuss or negotiate the proposal with us. It would be uneconomical for us or any other person to make an offer directly to the Dexter shareholders, due to the "poison pill" rights which would be triggered by a purchase of shares under such an offer. In addition, under Connecticut law, in the absence of Board approval, a person who acquires more than 10% of the outstanding voting stock of a Connecticut corporation in a tender offer is prohibited from effecting a merger to acquire the shares not tendered for a five year period. By not approving the ISP Proposal, Dexter's Board has effectively deprived you of the right to consider for yourself whether or not to accept our acquisition proposal.

           We do not believe that the current Dexter Board will consider and pursue the ISP Proposal or a superior proposal. We believe that the adoption of our Nominee Election Proposals, Shareholder Rights Proposals and Voting Rights Proposals described in this document will remove significant impediments to the realization of value for your Dexter shares.

Q: WHY ARE WE ASKING YOU TO INCREASE THE SIZE OF DEXTER'S BOARD AND ELECT OUR NOMINEES?

A: We are soliciting your proxy in favor of our nominees because we believe the current directors of Dexter are not acting, and will not act, in your best interest. According to Dexter's 1999 Proxy Statement, only three of the ten current directors will stand for election at the 2000 Annual Meeting. In order to elect a sufficient number of directors to constitute a majority of the Board committed to consider and pursue the ISP Proposal or a superior proposal, we are proposing to increase the number of directors from its current number of ten to seventeen, so that a total of ten directors will be elected by the shareholders at the 2000 Annual Meeting. We do not believe that Dexter's current Board will consider and pursue the ISP Proposal or a superior proposal to maximize the value of your shares. Our nominees, if elected, will constitute a majority of the Dexter Board and are committed to doing so.

Q:         WHO ARE THE NOMINEES?

A: Our nominees for directorships include eight independent persons who are not affiliated with ISP and two persons who are affiliates of ISP. Our nominees include well-respected members of the business and legal community. All determinations made by our nominees, if elected as directors, will be subject to their fiduciary duties to you, the shareholders of Dexter. Two of our nominees, Samuel J. Heyman and Sunil Kumar, are affiliates of ISP and, if elected to Dexter's Board, would not participate in any Board action relating to the ISP Proposal or any other business combination transaction while our acquisition proposal remains in effect.

Q: WHY SHOULD SHAREHOLDERS DETERMINE IF THE POISON PILL RIGHTS AGREEMENT SHOULD BE AMENDED OR REDEEMED?


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A:         In 1996, the Board of Directors adopted the Rights Agreement, dated as of August 23, 1996, by and between Dexter and ChaseMellon Shareholder Services, L.L.C. (as amended, the "Rights Agreement"). One week after our announcement that we had acquired approximately 9.98% of the outstanding common stock of Dexter, the Board amended the Rights Agreement to lower the threshold of beneficial ownership that will trigger the defensive provisions of the Rights Agreement from 20% to 11%, applicable to any shareholder who does not file a
           Schedule 13G with the SEC stating that its ownership position has been acquired without any intent to change or influence control of Dexter. Currently, any person or group who acquires beneficial ownership of 11% or more of Dexter's outstanding shares of common stock without Board approval and cannot, like institutional investors, investment advisors and certain other parties, file a
           Schedule 13G, will experience immediate and substantial economic and voting power dilution, because the rights issued to each holder of Dexter common stock (other than the holder of greater than 11% of the outstanding shares) under the Rights Agreement (the "Rights") would then become exercisable to purchase additional shares of common stock for each share then outstanding, at one-half the current market price. In its current form, we believe that the Rights Agreement is harmful to your interests as a shareholder because it is a device that gives the Dexter Board the unilateral power to block a transaction which would be economically beneficial to you. Dexter's Rights Agreement makes it impractical to acquire control of Dexter in a transaction opposed by Dexter's Board, even if a significant majority of the shareholders were to favor the acquisition. The Rights Agreement currently gives Dexter's Board the exclusive power and authority to administer the agreement, including the sole power to make any determination to redeem or not redeem the Rights or to amend the Rights Agreement.

           Our proposed Bylaw amendment would allow the Dexter shareholders to protect their own interests, by requiring that the Dexter Board follow the direction of a majority of the shareholders with respect to the redemption of the Rights or certain amendments of the Rights Agreement. In addition, the Dexter Board would be required to seek shareholder approval prior to adopting a new "poison pill" shareholder rights plan. Our proposal would not eliminate the Rights Agreement. The Rights Agreement would remain in effect until the Dexter Board has acted, on its own or at the direction of Dexter's shareholders, to amend the Rights Agreement to make it inapplicable to a proposed offer or transaction or to redeem the Rights. As discussed below, we also propose that you direct the Dexter Board to promptly amend the Rights Agreement. We also have commenced litigation seeking to invalidate the Rights Agreement under Connecticut law. See "Certain Litigation."

Q:         WHY DO WE WANT THE BOARD TO AMEND DEXTER'S POISON PILL RIGHTS
           AGREEMENT NOW?

A: On December 14, 1999, we proposed a business combination in which Dexter shareholders would receive $45 per share in cash, subject to the execution of a mutually acceptable merger agreement. This price represents a 38% premium over the closing price of Dexter's common stock immediately prior to our proposal and is higher than the stock has ever traded. The Dexter Board has rejected our proposal without availing itself of the opportunity to discuss or negotiate the


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

           proposal with us. It would be uneconomical for us or any third party to make an offer directly to the shareholders over the current Board's refusal, due to the Rights Agreement. By continuing to refuse to amend the Rights Agreement or redeem the rights, Dexter's Board is depriving you of the right to consider for yourself whether or not to accept any such offer. We believe that the shareholder resolution we propose, which would require the Board to amend the Rights Agreement to make it inapplicable to any offer for all outstanding shares of Dexter for at least $45 per share in cash, is in the best interests of all shareholders.

Q:         IS ISP PREPARED TO ACQUIRE DEXTER?

A: We are prepared to promptly negotiate and execute a mutually acceptable merger agreement with Dexter. ISP has received from Chase Securities Inc. a letter dated January 20, 2000 pursuant to which Chase has informed ISP that, based on the information provided to Chase and then-current conditions in the bank syndication market, Chase is highly confident in its ability to arrange senior credit facilities to, among other things, finance the acquisition of Dexter and refinance indebtedness of ISP and Dexter following the acquisition.

Q:         WHY ARE YOU PROPOSING TO REPEAL BYLAWS ADOPTED BY THE BOARD?

A: We propose to repeal any Bylaw amendments adopted by the Board between February 26, 1999 and the date of the 2000 Annual Meeting. We are not aware of any amendments made between February 26 and now. We believe that any Bylaw amendments adopted by the Board prior to the 2000 Annual Meeting are likely to be aimed at frustrating our proposals and therefore are not likely to be in the best interests of the Dexter shareholders. Any Bylaw amendments validly adopted by the Board prior to the Annual Meeting would remain in effect unless and until our proposal to repeal such Bylaws is adopted. If the Board adopts any such Bylaw amendments before the 2000 Annual Meeting, it will have an opportunity to inform shareholders of the benefits of these amendments and to attempt to persuade shareholders to vote against this proposal.

Q:         WHO CAN VOTE AT THE 2000 ANNUAL MEETING?

A: If you owned Dexter shares on [____________, 2000] (the "Record Date"), you have the right to vote at the 2000 Annual Meeting. We believe that as of the close of business on the Record Date, there were __________ shares of common stock of Dexter issued and outstanding and entitled to vote. Shareholders have one vote for each share of common stock they own with respect to all matters to be considered at the 2000 Annual Meeting.

Q:         HOW MANY SHARES MUST BE VOTED IN FAVOR OF THE PROPOSALS TO EFFECT
           THEM?

A: Assuming that a quorum, the holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote, is present in person or by proxy at the 2000 Annual Meeting, our proposals can be adopted by the following votes:


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           Nominee Proposals -- Election of our nominees for directorships will require the affirmative vote of a plurality of the votes cast. The election of our nominees for seven newly-created directorships will not be effective unless our proposed Bylaw amendment increasing the size of Dexter's Board is adopted.

           Proposals Requiring Bylaw Amendments -- We believe that our proposals involving amendments to the Dexter Bylaws will be approved if the votes cast for the respective proposal exceed the votes cast against the respective proposal. We have received the opinion of Connecticut counsel that, to the extent the Dexter Bylaws may require a two-thirds supermajority shareholder vote for an amendment, such provision is invalid under Connecticut law. We have also instituted litigation seeking to have any such supermajority amendment requirement held ineffective. See "Certain Litigation." If the Bylaws are held to contain an effective supermajority shareholder voting requirement, our proposals involving Bylaw amendments would each require the affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock.

           Proposals Not Requiring Bylaw Amendments -- Adoption of our shareholder resolution requiring the Board to amend the Rights Agreement and our Omnibus Proposal providing the order for voting at the 2000 Annual Meeting will be approved if the votes cast for the respective proposals exceed the votes cast against the respective proposals. The shareholder resolution as to the Rights Agreement will not be effective unless our related Bylaw amendment is adopted.

Q:         WHAT SHOULD YOU DO TO VOTE?

A: Sign, date and return the enclosed GOLD Proxy card TODAY in the envelope provided. For more information on how to vote your shares, please see "Voting Procedures" on page 31.

Q:         WHO DO YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

A:         Please call Innisfree M&A Incorporated toll free at (888) 750-5834.



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                                    IMPORTANT

           PLEASE REVIEW THIS DOCUMENT AND THE ENCLOSED MATERIALS CAREFULLY. YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

1. If your shares are registered in your own name, please sign, date and mail the enclosed GOLD Proxy Card to Innisfree M&A Incorporated in the postage-paid envelope provided today.

2. If you have previously signed and returned a [COLOR] proxy card to Dexter, you have every right to change your vote. Only your latest dated card will count. You may revoke any [COLOR] proxy card already sent to Dexter by signing, dating and mailing the enclosed GOLD Proxy Card in the postage-paid envelope provided.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GOLD Proxy Card in the postage-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD Proxy Card to be issued representing your shares.

4. After signing the enclosed GOLD Proxy Card, do not sign or return the [Dexter's COLOR] proxy card. Do not even use Dexter's [COLOR] proxy card to indicate your opposition to Dexter's nominees and proposals.

           If you have any questions about giving your proxy or require assistance, please call:

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                         Call Toll-Free: (888) 750-5834
             Banks and Brokerage Firms Call Collect: (212) 750-5833
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                          REASONS FOR THE SOLICITATION

           We believe that the current Board of Directors of Dexter has failed to maximize the value of your investment. The overall purpose of our proposals is to elect nominees to the Dexter Board who are committed to consider and pursue the ISP Proposal, in which you would receive $45 per share in cash, or a superior proposal. Another purpose of our proposals is to permit Dexter shareholders to consider on their own the merits of offers or transactions for their shares by issuing instructions to the Board as to the manner in which the Rights Agreement will be applied to particular offers or transactions and by directing the Board to make the Rights Agreement inapplicable to offers of at least $45 per share in cash for all shares.

           As one of the largest shareholders of Dexter and an investor in the company's shares since September 1998, we have been dissatisfied with the failure of Dexter's Board of Directors to maximize shareholder value for Dexter shareholders. On December 3, 1999, we discussed with representatives of Dexter our belief that Life Technologies, with its higher growth and higher margins, can better fulfill its potential as an independent entity or in combination with another similarly strategically situated company, rather than in combination with Dexter. We therefore recommended that Dexter and Life Technologies be separate corporate entities - a recommendation which we believed would serve to maximize shareholder value for Dexter shareholders. Dexter has not only rejected our recommendation, but to date has shown no evidence of having an alternative, credible strategy designed to maximize shareholder value. Therefore, on December 14, 1999, we proposed a business combination in which Dexter shareholders would receive $45 per share in cash, subject to the negotiation of a mutually acceptable merger agreement. This price represents a premium of 38% over Dexter's closing price on the day immediately prior to our proposal and is higher than the stock has ever traded. Furthermore, we have expressed our willingness to pay more if Dexter's Board provided additional information to justify an increased price. On December 23, 1999, Dexter's Board rejected our proposal without availing itself of the opportunity to discuss or negotiate the proposal with us. Then, on January 20, 2000, Dexter, in an attempt to deter us from a course of action designed to maximize value for Dexter shareholders, offered to purchase our shares of Life Technologies for $49 per share, which offer we promptly rejected. We do not believe that the current Dexter Board will consider and pursue the ISP Proposal or a superior proposal.

           Our nominees are committed to consider and pursue the ISP Proposal or a superior proposal. All determinations made by our nominees, if elected to the Dexter Board, will be subject to their fiduciary duties to you, the shareholders of Dexter. Two of our nominees, Samuel J. Heyman and Sunil Kumar, are affiliated with ISP and, if elected to the Dexter Board, would not participate in any Board action relating to the ISP Proposal or any other business combination transaction while our acquisition proposal remains in effect.

           We are prepared to promptly negotiate and execute a mutually acceptable merger agreement with Dexter. ISP has received from Chase Securities Inc. a letter dated January 20, 2000 pursuant to which Chase has informed ISP that, based on the information provided to Chase and then-current conditions in the bank syndication


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

market, Chase is highly confident in its ability to arrange senior credit facilities to, among other things, finance the acquisition of Dexter, refinance indebtedness of ISP and Dexter, pay anticipated expenses and provide working capital for the combined companies following the acquisition. We have also engaged Chase Securities Inc. to serve as our financial advisor in connection with any business combination transaction involving Dexter.

           In connection with our proposals, we have filed a complaint with the United States District Court for the District of Connecticut in which we are seeking, among other things, (1) a declaratory judgment that our Nominee Election Proposals, Shareholder Rights Proposals and Voting Rights Proposals are valid under Connecticut law, that any supermajority voting requirement contained in Dexter's Bylaws is invalid, and that the Rights Agreement is invalid, and (2) an order requiring that the 2000 Annual Meeting be held no later than April 30, 2000. See "Certain Litigation."

           We are soliciting your proxy to vote in favor of the following proposals at the 2000 Annual Meeting:

       THE NOMINEE ELECTION PROPOSALS

       (1) The election of our slate of nominees to replace the three directors whose terms expire at the 2000 Annual Meeting (the "Director Election Proposal");

       (2) A Bylaw amendment that would increase the size of Dexter's Board to permit our nominees for directorships, if elected, to constitute a majority of Dexter's Board (the "Board Size Bylaw Proposal");

       (3) The election of our slate of nominees to fill the vacancies created by the increased number of directorships (the "Additional Directors Election Proposal");

       THE SHAREHOLDER RIGHTS PROPOSALS

       (4) A Bylaw amendment that would require the Dexter Board to make certain amendments to Dexter's "Poison Pill" Rights Agreement or redeem the Rights issued thereunder if the shareholders instruct the Board to do so by majority vote, and not to adopt a new rights agreement without shareholder approval (the "Poison Pill Bylaw Proposal");

       (5) A shareholder resolution directing Dexter's Board to amend the Rights Agreement promptly to make it inapplicable to any offer for all outstanding shares of Dexter for at least $45 per share in cash (the "Poison Pill Amendment Proposal");

       THE VOTING RIGHTS PROPOSALS

       (6) A shareholder resolution repealing any and all amendments made by the Board of Directors to the Bylaws after February 26, 1999 (the "Bylaw Repeal Proposal"); and


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


       (7) A resolution providing the order for voting at the 2000 Annual Meeting (the "Omnibus Proposal").

           EACH OF OUR PROPOSALS IS SEPARATE AND DISTINCT FROM EACH OTHER PROPOSAL. YOU MAY APPROVE OR VOTE SEPARATELY ON ANY OR ALL OF THE PROPOSALS, BUT THE ADDITIONAL DIRECTORS ELECTION PROPOSAL WILL NOT BE EFFECTIVE UNLESS THE BOARD SIZE BYLAW PROPOSAL IS ADOPTED AND THE POISON PILL AMENDMENT PROPOSAL WILL NOT BE EFFECTIVE UNLESS THE POISON PILL BYLAW PROPOSAL IS ADOPTED.

           WE BELIEVE THAT BY ADOPTING OUR PROPOSALS YOU WILL BE GIVEN THE OPPORTUNITY TO ELECT NOMINEES TO DEXTER'S BOARD WHO WILL TAKE STEPS CONSISTENT WITH THEIR FIDUCIARY DUTIES TO ENHANCE THE VALUE OF YOUR SHARES, AND YOU WILL BE GIVEN THE RIGHT TO DECIDE YOUR OWN FATE WITH RESPECT TO PROPOSED TRANSACTIONS. WE RECOMMEND THAT YOU SIGN, DATE AND RETURN THE GOLD PROXY CARD TODAY IN FAVOR OF OUR PROPOSALS.

                               CERTAIN LITIGATION

           On January 27, 2000, we commenced a lawsuit against Dexter and certain members of Dexter's Board of Directors in the United States District Court for the District of Connecticut. International Specialty Products Inc. and ISP Investments Inc v. Dexter Corporation, et al., Civil Action No. 3:00 CV 157
(SRU). The Complaint alleges, among other things, that Article X of Dexter's bylaws (insofar as it may provide for a two-thirds supermajority vote of the shareholders to amend the bylaws) violates Section 33-807 of the Connecticut Business Corporation Act and is therefore invalid; that Dexter's poison pill violates Section 33-665 of the Connecticut Business Corporation Act and is therefore invalid; that shareholders have the right to vote on the Nominee Election Proposals, Shareholder Rights Proposals and Voting Rights Proposals at the 2000 Annual Meeting; and that the directors have breached their fiduciary obligations to Dexter and its shareholders. The Complaint seeks declaratory and injunctive relief as well as money damages. The Complaint also asks the Court to order that the 2000 Annual Meeting be held no later than April 30, 2000.

                          BACKGROUND AND RECENT EVENTS

           We began purchasing shares of Dexter and Life Technologies common stock in September 1998 because we believed that the shares of both companies were substantially undervalued. As one of the largest shareholders of Dexter, we have been dissatisfied with the failure of Dexter's Board of Directors to maximize shareholder value for Dexter shareholders. We have discussed with representatives of Dexter a recommendation which we believed would serve to maximize shareholder value for Dexter shareholders. Dexter has not only rejected our recommendation, but to date has shown no evidence of having an alternative, credible strategy designed to maximize shareholder value. Therefore, on December 14, 1999, we proposed a business combination in which Dexter shareholders would receive $45 per share in cash, subject to the negotiation of a mutually acceptable merger agreement. Set forth below is a summary of events that led to our proposal.

           Life Technologies is the surviving corporation of a merger in 1983 of Bethesda Research Laboratories, Inc. with a Dexter-owned subsidiary. Dexter owned approximately 52% of the outstanding stock of Life Technologies in 1998.

           On July 7, 1998, Dexter proposed to purchase the remaining 48% of the outstanding shares of Life Technologies that it did not already own, at a purchase price of $37 per share in cash. The proposal was made subject to, among other things, the approval of the Board of Directors of Life Technologies, and, since a majority of the Life Technologies Board was affiliated with Dexter, the approval of the Life Technologies Board's unaffiliated directors. Following receipt of Dexter's proposal, Life Technologies's Board of Directors formed a special committee of independent directors (the "Special Committee") to consider and respond to the proposal. Thomas H. Adams, Ph.D., Frank F. Samuel, Jr. and Iain C. Wylie were appointed as the members of the Special Committee, with Dr. Adams to act as chairman. The Special Committee retained outside counsel and a nationally recognized investment banking firm to assist in their analysis of Dexter's proposal.

           After a comprehensive valuation of Life Technologies and its prospects by the Special Committee and its advisors, on October 27, 1998, the Special Committee reported to the Life Technologies Board that it would be unable to recommend that Life Technologies shareholders accept Dexter's offer of $37 per share of Life Technologies stock. Among its findings, the Special Committee reported that:

       A. it did not believe that Dexter's proposal adequately reflected the value of the prospects of Life Technologies; in particular, the Special Committee noted that Dexter's proposal did not adequately address the value of Life Technologies's research and development pipeline;

       B. it had received inquiries from a third party interested in acquiring all of Life Technologies at a price in excess of Dexter's $37 per share offer, but was unable to respond to such offer because Dexter had advised that it was not interested in disposing of its controlling block of Life Technologies shares; and

       C. Dexter's proposed purchase price of $37 per share of Life Technologies common stock was substantially below the $50+ range which the Special Committee considered an appropriate price range for shares of Life Technologies at that time.

           In response to the Special Committee's findings, K. Grahame Walker, Chairman and Chief Executive Officer of Dexter and Chairman of the Board of Life Technologies, proposed that the Life Technologies Board disband the Special Committee. Mr. Walker also announced that Dexter was withdrawing its original proposal and would make an offer directly to the shareholders of Life Technologies to tender their shares for $37 per share in cash. All five of the directors affiliated with Dexter, representing a majority of the Life Technologies Board, voted in favor of a resolution to disband the

Special Committee, while all three members of the Special Committee voted against the resolution. A few days thereafter, two of the three independent Life Technologies directors who served on the Special Committee (Messrs. Samuel and Wylie) resigned as directors of Life Technologies in protest of the disbanding of the Special Committee.

           In his resignation letter, dated November 3, 1998, to the Life Technologies Board, Frank E. Samuel, Jr. stated that Dexter's proposal "ignored important components of Life Technologies's overall value, including the value of the products in Life Technologies's R&D Pipeline." Mr. Samuel further characterized Dexter's Proposal as "heavyhanded" and as a "coercive attempt to buy out the [Life Technologies] public stockholders at a price which, I believe, deprives these stockholders of the significant inherent values to which they are rightfully entitled." Iain C. Wylie, in his resignation letter to the Life Technologies Board, echoed Mr. Samuel's concerns with respect to Dexter's proposal.

           Despite the Special Committee's findings, on November 2, 1998, Dexter commenced a tender offer for the outstanding shares of Life Technologies at $37 per share. Dexter also announced its intention to acquire any shares not purchased in the tender offer through a second-step merger in which the remaining shareholders would receive the same share price paid in the tender offer.

           On November 16, 1998, Life Technologies filed a Schedule 14D-9 Solicitation/ Recommendation Statement in which Life Technologies disclosed that the Life Technologies Board would remain neutral and express no opinion with respect to Dexter's tender offer, since a majority of the Life Technologies Board was affiliated with Dexter. However, Life Technologies included in the
Schedule 14D-9 the view of the Special Committee that the shareholders should reject Dexter's tender offer and not tender their shares, along with the analysis by the investment banking firm hired by the Special Committee which detailed its finding that Dexter's offer price was inadequate to Life Technologies shareholders.

           On December 7, 1998, Dexter amended its tender offer by increasing the purchase price from $37 per share to $39.125 per share and dropping the condition that Dexter acquire at least 80% of the outstanding shares of Life Technologies following the consummation of the tender offer. Upon the completion of the tender offer, Dexter owned approximately 71% of the outstanding shares of Life Technologies.

           Shortly after the commencement of Dexter's tender offer, in November 1998, we filed a Schedule 13D with respect to our beneficial ownership of shares of Life Technologies. In the Schedule 13D filing, we stated that we had obtained an equity position in Life Technologies because the shares of Life Technologies were undervalued. On November 25, 1998, we signed an agreement with certain other Life Technologies shareholders for a term of six months that provided for, among other things, each party not to sell or otherwise dispose of its Life Technologies shares without the consent of the other parties to the agreement. Thereafter, we, together with such other Life Technologies shareholders, filed an amendment to our Schedule 13D reporting our group ownership of Life Technologies shares. Additional Life Technologies shareholders entered into similar agreements with us (and additional 13D amendments were filed), so that, as of December 23, 1998 we, together with the other members of the "13D Group", owned approximately 26.2% of the outstanding shares of Life Technologies. On that date, ISP individually owned approximately 14.75% of the outstanding shares of Life Technologies.

           On February 1, 1999, the common stock of Life Technologies was delisted from the Nasdaq Stock market because of Life Technologies's inability to remain in compliance with certain maintenance standards required for continued listing, including the number of shareholders and public float requirements, as a result of Dexter's completed tender offer for Life Technologies's stock. Life Technologies currently remains a reporting company under the Securities and Exchange Commissions rules and its common stock is available for quotation on the OTC Bulletin Board.

           On July 26, 1999, Life Technologies announced that its Board had decided to discontinue regular quarterly dividends on its common stock.

           On September 27, 1999, pursuant to an amended Schedule 13D filing, we disclosed that we beneficially owned approximately 9.98% of the outstanding common stock of Dexter. Soon thereafter, on October 4, 1999, the Board of Directors of Dexter amended the Company's Rights Agreement to lower the threshold of beneficial ownership that will trigger the defensive provisions of the Rights Agreement from 20% to 11% of the outstanding common stock of Dexter, applicable to any shareholder who does not file a Schedule 13G with the SEC stating that its ownership position has been acquired without any intent to change or influence control of Dexter.

           On December 3, 1999, representatives of ISP and Dexter met to discuss our dissatisfaction with Dexter's failure to maximize shareholder value. At such meeting, we expressed our belief that Life Technologies, with its higher growth and higher margins, can better fulfill its potential as an independent entity or in combination with another similarly strategically situated company, rather than in combination with Dexter. Our representatives noted that there are no apparent synergies between Dexter and Life Technologies that would justify Dexter's continued control of Life Technologies and, as an independent company, Life Technologies would likely have greater access to the capital markets and receive a higher level of analyst coverage. We therefore recommended that Dexter and Life Technologies be separate corporate entities - a recommendation which we believed would serve to maximize shareholder value for Dexter shareholders.

           On December 6, 1999, pursuant to an amended Life Technologies 13D filing, we disclosed that our initial 13D Group agreement with other Life Technologies shareholders, which had been renewed and extended on May 10, 1999, had been further extended until September 30, 2000 by all but one of the original members of the group. Currently, the continuing members of the 13D group beneficially own approximately 21.7% of the outstanding shares of Life Technologies.

           After receiving no response to our proposal made during the December 3, 1999 meeting, on December 14, 1999, Samuel J. Heyman, Chairman of the Board of ISP, sent the following letter to Mr. Walker proposing to acquire all of the shares of Dexter not owned by ISP for a price of $45 per share:

           Dear Grahame:

                     It was nice meeting with you, John Thompson, and Bruce Beatt on December 3rd.

                     As Kumar Shah and I indicated to you, our interest is in the realization of shareholder values for all Dexter Corporation and Life Technology shareholders. In this connection, based on our analysis, we believe that Life Technologies, with its higher growth and higher margins, can better fulfill its potential as an independent entity, or in combination with another similarly strategically situated company, rather than in combination with Dexter Corporation. We also believe that it will be in the best interests of both companies and their respective shareholders if Dexter Corporation and Life Technologies were separate corporate entities.

                     The overriding reason for this conclusion stems primarily from the fact that there are practically no overlaps and the companies add no value to each other. Specifically, Dexter Corporation's R&D, product development and manufacturing technology have no interface, and lack any synergy, with Life Technologies. Furthermore, we believe that Dexter Corporation has restrained Life Technologies' growth by limiting Life Technologies' R&D expenditures, new product development and new product introductions. Marketing, sales and distribution likewise provide no crossover benefits for the two companies. In addition to the operational issues, we note that Dexter Corporation management has little or no experience in the life science field.

                     From a financial perspective, as an independent company, Life Technologies would have much greater access to the capital markets, without the constraints of Dexter Corporation's financial profile. Life Technologies, as a pure play on which analysts and shareholders can more clearly and easily focus, would attract a high level of Wall Street coverage, providing the opportunity to achieve P/E multiples similar to those achieved by others, who serve the same market. This would enable Life Technologies to consummate attractive stock acquisitions and mergers in the emerging life science field, which you acknowledge has been constrained under your ownership.

                     Finally, as an independent company, or as part of a high technology company serving the biotechnology industry, Life Technologies would be in a position to provide greater incentives for its executives. Through making available stock options with a significant upside potential to all key-operating employees, Life Technologies would be providing a better opportunity to attract, hire, and most importantly, retain quality personnel to insure and maximize its continued profitable growth.

                     As a substantial shareholder of both Dexter Corporation and Life Technologies, it is our position that, for the foregoing reasons, there is value to be realized in the separate corporate existence of these two entities.

           At our meeting, while I was pleased that you appeared to share our view that there are few, if any, synergies between Dexter Corporation and Life Technologies, I had hoped that you would be more receptive to our proposal. However, since that time, by your lack of response and your recent comments to security analysts, it appears that you disagree with our approach to maximizing shareholder value nor do you appear to have in mind any alternative strategy for accomplishing the same goal.

                     As long term shareholders of both Dexter and Life Technologies, we think we have been more than patient. Our Board has therefore decided to propose acquiring all of the Dexter Corporation common stock not owned by ISP and its affiliates for a price of $45.00 per share subject to the execution of a mutually acceptable merger agreement. Such a price represents a 38% premium over where Dexter Corporation closed last night (32-9/16), and is higher than the stock has ever traded. In addition, if you would provide us additional information on Dexter Corporation and Life Technologies that justifies an increased price we would be willing to pay more. We would be willing to enter into a confidentiality agreement in connection therewith (but not any such agreement that would limit our rights as shareholders).

                     We and our advisors are available to move quickly to consummate this transaction. Grahame, please let me know how you and your Board would like to proceed.

                                                      Sincerely,

                                                      /s/ Samuel J. Heyman

On December 14, 1999, Dexter issued a press release indicating that it has received ISP's December 14 letter and that Dexter's Board would consider ISP's proposed offer, but noting that the December 14th letter did not mention a source of funds for ISP's cash offer.

In response to Dexter's press release, on December 16, 1999, Mr. Heyman sent the following letter to Mr. Walker:

           Dear Grahame:

                     I note from Dexter's news release yesterday your mention that our letter "contained no information concerning the source of funds for its proposal."

                     In this regard, we intend to finance with bank borrowings and will provide commitments for such financing as appropriate.

                     As I indicated in yesterday's letter, we stand ready with our advisors to meet with you as soon as possible regarding all aspects of the proposed merger agreement.

                     All the best.

                                                   Sincerely,

                                                   /s/ Samuel J. Heyman

On December 23, 1999, Mr. Walker sent the following letter to ISP rejecting ISP's offer to purchase the outstanding shares of Dexter:

           Dear Mr. Heyman:

                     On behalf of Dexter's Board of Directors, I am replying to your letter of December 14.

                     The Board has carefully considered your proposal to negotiate an acquisition of Dexter at a price of $45 per share. It has discussed the proposal as well as the strategic initiatives mentioned in your letter with the company's management and its advisors - Lehman Brothers and Skadden, Arps. The Board has received an opinion from Lehman Brothers that $45 per share is inadequate from a financial point of view to the stockholders of Dexter. It is the unanimous view of the Board of Directors that your proposal is both inadequate and contrary to the best interests of the stockholders of Dexter. Accordingly, it is hereby rejected.

                     We noted with interest the research comment on your proposal published by Merrill Lynch the same day you made it. Merrill Lynch said, "... the bid is too low. It appears that ISP could be just trying to put Dexter in play." The comment also noted:
           "Interestingly, ISP's total bid for Dexter is only slightly larger than Dexter's bid for Life Technologies - an offer that was deemed as too low by ISP management." New Vernon Associates, an institutional research firm, was even more definitive in its characterization of the ISP proposal. "Mr. Heyman is clearly playing the role of arbitrageur here. There is little or no strategic fit between ISP and either Dexter or Life Technologies." Yet a third report published by Schroders on December 15 was to a similar effect.

                     The Board has thoroughly reviewed the company's present circumstances in light of your public proposal to acquire Dexter for an inadequate price, ostensibly to separate Dexter and Life Technologies. In consequence of that review, they have asked me to share the following additional thoughts with you.

                     The Dexter Board is committed to its business strategy of maximizing the long-term growth of Dexter through its investment in Life Technologies. It will continue these efforts, despite any attempt on your part to divert their benefits for ISP's short-term interests, as you have done in numerous other cases in which you purchased shares of a company - purporting to espouse stockholder interests - and subsequently sold out your position at a profit.

                     Last year, in pursuit of its shareholder value growth strategy, Dexter decided to strengthen its focus on life sciences. Among other initiatives, it sought to acquire the public minority shares of Life Technologies. Your company opportunistically intervened to frustrate this objective and bought 15% of the outstanding shares in the open market, while Dexter was proceeding with its tender offer at a price that was available to every LTI stockholder. Our Board's plan was to realize synergistic benefits and cost savings from 100% ownership of LTI, in addition to securing our platform for growth in life sciences. The Dexter stockholders have been denied those benefits and the related stockholder value enhancement by your actions, not by any inadequacy in our basic strategy.

                     The second phase of your opportunistic strategy was an open-market purchase program in Dexter shares which purported to be "for investment purposes only." Immediately after you assembled a 10% block, you dropped your pretense of being a passive investor. You invited yourself to a meeting with management, asserted Dexter and Life Technologies should be separated, waited 11 days and then made a public unsolicited acquisition proposal at an inadequate price benefiting only ISP and not all Dexter stockholders. Your disregard for the interests - indeed welfare - of Dexter stockholders is especially exemplified by the fact that both Moody's and Standard & Poor's have now put Dexter on credit watch with negative implications expressly as a result of the apprehension that ISP will over-leverage in order to combine with Dexter.

                     You have also made some factual assertions about Dexter and Life Technologies which are simply wrong and which are potentially damaging to one or both companies. Dexter has not been a restraining influence on LTI's R&D spending. Indeed, you sought to elicit such a statement from the Life Technologies management in your meeting with them but they declined to provide it. Nor is there any basis for your claim that Dexter's ownership of LTI shares makes it difficult to attract, hire and retain quality management. Quite simply, that has not been the case. Your contention further implies that the current management of LTI is not first rate, a similarly baseless suggestion.

                     You have mischaracterized the relationship between Dexter and Life Technologies, and your position is internally inconsistent. You affirmatively asserted in our conversation on December 3 that Life Technologies has no place with ISP. We agree. However, it is illogical and self-contradictory for you to suggest that you wish to acquire Dexter in order to spin off Life Technologies in some unspecified transaction likely to have adverse tax consequences to all participants. Second, and more important by far, we are convinced that both Dexter and Life Technologies have bright future prospects which justify a valuation of Dexter shares significantly in excess of what is reflected in the current market price. We fervently hope (and strongly recommend) that you return your managerial focus to your own companies, leaving the stewardship of Dexter and LTI where it belongs
           - with their respective Boards.


                                                  Sincerely

                                                  /s/ K. Grahame Walker

           In a complaint dated January 18, 2000, shareholders of Dexter asserted claims on behalf of a putative class consisting of all Dexter shareholders against Dexter, Mr.Walker and the directors of Dexter in Connecticut Superior Court (asserting two separate claims formerly brought in Delaware). Such shareholders allege, among other things, that "[i]n rejecting the ISP offer, reducing the threshold for activation of the shareholder rights plan and failing to make any attempts to negotiate with ISP, [Dexter, Mr. Walker and the Board] have acted wrongfully to the detriment of Dexter public stockholders."


           On January 20, 2000, Dexter announced that it had sent a letter to Life Technologies proposing to acquire for $49.00 per share the 28.5% of Life Technologies that Dexter does not own in a merger transaction. Dexter asked for "appropriate indications of support" for the merger from ISP and the other members of the 13D group.

           On January 27, 2000, Mr. Heyman sent the following letter to Mr.
Walker:

           Dear Grahame:

                     In view of ISP's $45 all cash offer and our stated willingness to pay more if additional information justified a higher price, I was disappointed that your Board did not decide to encourage negotiations with a view toward increasing shareholder value for Dexter shareholders. Its refusal to do so leaves us no choice but to take our proposal directly to our fellow shareholders.

                     We are today delivering to your Corporate Secretary a notice of our intention to present a series of resolutions at your April Annual Meeting. The effect of the resolutions is to elect ten of our nominees to the Dexter Board, including eight directors independent of ISP, who are committed to considering and pursuing ISP's offer or a superior proposal. We are also proposing a by-law amendment and a resolution requiring Dexter's Board to remove its "poison pill" in favor of offers for all shares of at least $45 per share in cash. We intend to solicit proxies in favor of these resolutions.

                     Your December 23rd letter questioned the seriousness of ISP's intent. First, as you know, ISP currently holds a stake in Dexter which is more than five times that held by Dexter's entire Board. Second, so that there should be no doubt as to our ability to finance the acquisition, Chase Securities Inc. advised us, confirmed in writing, that they are highly confident in their ability to arrange the credit facilities for this acquisition.

                     There are so many inaccuracies and mischaracterizations in your letter that I find it difficult to know where to start. By way of just one example, your heavy reliance upon security analysts to defend your rejection of our proposal is misplaced. For instance, in comparing ISP's offer to Dexter's bid last year for Life Technologies, the Merrill Lynch report contained an error of almost $300 million by ignoring the value of the minority interests. Also, you failed to quote a relevant section of the New Vernon Associates report you cited, which states the following: "there is little or no interplay between the company's [Dexter's] industrial and life sciences businesses," "we do find merit in his [Mr. Heyman's] initiative to separate the company's [Dexter's] disparate assets," and "in our view Dexter's ownership of LTEK is constraining the latter company's ability to recruit and retain key employees." With regard to the last point, it should be made clear that we indeed view the management of Life Technologies as first rate. However, your attempted squeeze-out of the minority shareholders more than a year ago resulted in the elimination of meaningful stock incentives for Life Technologies executives, which ultimately impacts the ability to retain and recruit key personnel.

                     As you know, Life Technologies' shareholders have rejected Dexter's recent belated $49 per share offer. Parenthetically, it should be noted that Dexter's own shareholders appear to have rejected its business strategy as well, as Dexter's stock price has declined substantially since the company's rejection of our offer and its decision to attempt to acquire 100% of Life Technologies. It is apparent from the timing of Dexter's offer for our Life Technologies shares, coming on the heels of ISP's $45 per share offer for Dexter, upon which many of Dexter's shareholders have relied, seeks to divert ISP from a course of action designed to maximize shareholder values for all Dexter shareholders. In this connection, we believe that Dexter's attempt to deter us by providing benefits to ISP not available to other Dexter shareholders is simply not appropriate.

                     Grahame, I just do not think it would be productive at this time to respond to your mischaracterizations and attempts to impugn our motives - which by the way I do not appreciate. The real issue here, however, is the maximization of shareholder value for all Dexter shareholders, and I believe that shareholders will more likely benefit from a dialogue along this line. In fact, I would be willing to appear with you before any group of Dexter shareholders to discuss the merits of Dexter's proposed course of action vs. ISP's offer.

                     All the best.

                                                   Sincerely,

                                                   /s/ Samuel J. Heyman

           Also on January 27, 2000, we gave formal written notice to Dexter of our intention to bring our proposals before the 2000 Annual Meeting. On that same day, we filed a complaint against Dexter and certain members of Dexter's Board of Directors in the United States District Court for the District of Connecticut. See "Certain Litigation." These developments were reflected in an amended 13D filing with respect to our Dexter shares on the same day.

           On January 28, 2000, we, together with the other members of our 13D Group, amended our 13D filing with respect to the 13D Group's Life Technologies shares reflecting the rejection of Dexter's offer for Life Technologies. Also on January 28, we demanded a copy of Dexter's shareholder list and certain other corporate information to which we are entitled under the Connecticut Business Corporation Act.

                                  THE PROPOSALS

           We are soliciting your proxy in favor of adopting the following three sets of proposals at the 2000 Annual Meeting, in opposition to Dexter's Board of
Directors: (1) the Nominee Election Proposals, (2) the Shareholder Rights Proposals and (3) the Voting Rights Proposals. The full text of shareholder resolutions to effect each proposal are contained in the respective Annexes to this proxy statement.

EACH OF OUR PROPOSALS IS SEPARATE AND DISTINCT FROM EACH OTHER PROPOSAL. YOU MAY APPROVE OR VOTE SEPARATELY ON ANY OR ALL OF THE PROPOSALS, BUT THE ADDITIONAL DIRECTORS ELECTION PROPOSAL WILL NOT BE EFFECTIVE UNLESS THE BOARD SIZE BYLAW PROPOSAL IS ADOPTED, AND THE POISON PILL AMENDMENT PROPOSAL WILL NOT BE EFFECTIVE UNLESS THE POISON PILL BYLAW PROPOSAL IS ADOPTED.

THE NOMINEE ELECTION PROPOSALS

       PROPOSAL NO. 1: THE DIRECTOR ELECTION PROPOSAL

           According to publicly available information, Dexter currently has ten directors, divided into three classes having staggered terms of three years each. The terms of one class of incumbent directors, consisting of Charles H. Curl, Peter G. Kelly and Jean Francois Saglio, will expire at the 2000 Annual Meeting. Accordingly, at the 2000 Annual Meeting, you will be asked to elect three persons to fill the directorships in this class for a three-year term continuing until the 2003 Annual Meeting and the election and qualification of each person's respective successor. The following persons are our nominees for election as directors in such class:

Name and Business                         Present Principal Occupation and Five Year
Address                           Age     Employment History                                        Class
-------                           ---     ------------------                                        -----
Samuel J. Heyman                  61      Mr. Heyman has been a director and Chairman of            2003
1361 Alps Road                            ISP since its formation and served as its Chief
Wayne, New Jersey 07470                   Executive Officer from its formation until June
                                          1999. He has also been a director, Chairman and
                                          Chief Executive Officer of GAF Corporation
                                          ("GAF"), primarily a holding company, and
                                          certain of its subsidiaries for more than five
                                          years. Mr. Heyman has been a director and
                                          Chairman of Building Materials Corporation of
                                          America ("BMCA"), an indirect, approximately
                                          97%-owned subsidiary of GAF primarily engaged
                                          in the commercial and residential roofing
                                          business, since its formation, and has served
                                          as Chief Executive Officer of BMCA since June
                                          1999, a position he also held from June 1996 to
                                          January 1999. He is also the Chief Executive
                                          Officer, Manager and General Partner of a
                                          number of


                                       23

                                          closely held real estate development companies
                                          and partnerships whose investments include
                                          commercial real estate and a portfolio of
                                          publicly traded securities.

Sunil Kumar                       50      Mr. Kumar has been a director, President and              2003
1361 Alps Road                            Chief Executive Officer of ISP since June 1999.
Wayne, New Jersey 07470                   Mr. Kumar has also been President and Chief
                                          Executive Officer of certain subsidiaries of
                                          ISP, including ISP Investments Inc., since June
                                          1999. Mr. Kumar was a director, President and
                                          Chief Executive Officer of BMCA from May 1995,
                                          July 1996 and January 1999, respectively, until
                                          June 1999. He was Chief Operating Officer of
                                          BMCA from March 1996 to January 1999. Mr. Kumar
                                          also was President, Commercial Roofing Products
                                          Division, and Vice President of BMCA from
                                          February 1995 to March 1996. From 1992 to
                                          February 1995, he was Executive Vice President
                                          of Bridgestone/Firestone, Inc., a retail
                                          distributor and manufacturer of tires and
                                          provider of automobile services.


Philip Peller                     60      Prior to his retirement on November 30, 1999,             2003
                                          Mr. Peller was a partner of Andersen Worldwide
                                          S.C. and Arthur Andersen LLP, a role he had
                                          held since 1970. He served as Managing Partner
                                          - Practice Protection and Partner Affairs for
                                          Andersen Worldwide during the period 1998 to
                                          1999 and as Managing Partner - Practice
                                          Protection from 1996 to 1998. During the period
                                          1995 to 1996, he was the Managing Director -
                                          Quality, Risk Management and Professional
                                          Competence for Arthur Andersen's global audit
                                          practice.

           Each of the nominees has consented to serve as a director until the expiration of his respective term and until such nominee's successor has been elected and qualified or until the earlier resignation or removal of such nominee. We have no reason to believe that any of the nominees named above will be disqualified or unable or unwilling to serve if elected. If any of the nominees should become unavailable for any reason, proxies may be voted for another person nominated by ISP to fill the vacancy.

           The nominees understand that, if elected as directors of Dexter, each of them will have an obligation under Connecticut law to discharge his duties as a director in good faith, consistent with his fiduciary duties to Dexter and its shareholders.

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                       "FOR" THE ELECTION OF OUR NOMINEES

       PROPOSAL NO. 2: THE BOARD SIZE BYLAW PROPOSAL

           We are proposing a Bylaw amendment that would increase the Dexter Board from its current size of ten to seventeen directors commencing at the 2000 Annual Meeting. If our Board Size Bylaw Proposal is adopted, the shareholders of Dexter would be entitled to elect, in addition to the three directors under Proposal No. 1 above, seven additional directors, for a total of ten directors at the 2000 Annual Meeting. The Board Size Bylaw Proposal would allow the Dexter shareholders to elect a majority of the Dexter Board at the 2000 Annual Meeting.

           The Board Size Bylaw Proposal provides that the seven additional directorships proposed will be allocated to the classes with terms expiring at the 2001 Annual Meeting and the 2002 Annual Meeting, unless the additional nominees are allocated to the class with a term expiring at the 2003 Annual Meeting by the Board, consistent with its duties under Connecticut law to allocate directors among the three classes so that all classes are equal in size to the extent possible.

           The proposed Bylaw amendment, if adopted, cannot be unilaterally repealed by the Dexter Board. The full text of the Bylaw amendment to effect the Board Size Bylaw Proposal is contained in Annex I to this proxy statement.

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                       "FOR" THE BOARD SIZE BYLAW PROPOSAL

       PROPOSAL NO. 3: THE ADDITIONAL DIRECTORS ELECTION PROPOSAL

           If the Board Size Bylaw Proposal is adopted, we nominate the following persons to the Board to fill the newly-created directorships. Our proposal provides that our nominees will be assigned to classes as indicated below, unless the additional nominees are allocated to the class with a term expiring at the 2003 Annual Meeting by the Board, consistent with its duties under Connecticut law.

Name and Business                         Present Principal Occupation and Five Year
Address                           Age     Employment History                                        Class
-------                           ---     ------------------                                        -----
Alan Meckler                       54     Mr. Meckler has been the Chairman and Chief               2002
501 Fifth Avenue                          Executive Officer of Internet.com Corp., a
New York, NY                              provider of global real-time news and
10017                                     information resources for the internet
                                          industry, since December 1998. He was Chairman
                                          and Chief Executive Officer of Mecklermedia
                                          Corp., a provider of internet information, from
                                          June 1971 to November 30, 1998.


Dan Ogden                         52      Mr. Ogden has been the President and Chief                2002
Yokohama Tire                             Operating Officer of Yokohama Tire Corporation,


                                       25

Corporation                               the North American marketing arm of Yokohama
601 S. Acacia                             Rubber Company, a worldwide tire manufacturer,
Fullerton, CA 92834-4550                  since August 1997. From September 1996 until
                                          August 1997, Mr. Ogden was engaged in private
                                          investment activities. He was President and
                                          Chief Operating Officer of EMCO Enterprises,
                                          Inc., a diversified manufacturer primarily of
                                          storm and screen doors, from December 1992
                                          until August 1996.

Morrison DeSoto Webb              52       Mr. Webb has been an attorney in private                 2002
120 Rye Ridge Road                         practice since January 2000. He was Executive
Harrison, NY 10528                         Vice President - External Affairs and Corporate
                                           Communications at Bell Atlantic Corporation
                                           from August 1997 until December 1999. From May
                                           1995 until August 1997, Mr. Webb was Executive
                                           Vice President, General Counsel and Secretary
                                           of NYNEX Corporation. He was Vice President -
                                           General Counsel of New England Telephone and
                                           Telegraph Company, a subsidiary of NYNEX
                                           Corporation, from 1991 until 1995 and Vice
                                           President - General Counsel of New York
                                           Telephone Company, a subsidiary of NYNEX
                                           Corporation from 1994 until 1995.

Robert Englander                  57       Mr. Englander has been the Chairman of the               2002
75 Holly Hill Lane                         Board and Chief Executive Officer of Belvoir
Greenwich, CT 06830                        Publications, a publisher of aviation, marine,
                                           electronic, equestrian and other special
                                           interest books, videos and publications, since
                                           February 1973.

John Droney                       53       Mr. Droney has been an attorney with Levy &              2001
74 Batterson Park Road                     Droney, P.C. since February 1988. Mr. Droney
Farmington, CT 06032                       was also Chairman of the Democratic State
                                           Central Committee of Connecticut and a member
                                           of the Democratic National Committee from 1986
                                           to 1992.

Anthony T. Kronman                54       Mr. Kronman has been Dean and Professor of Law           2001
127 Wall Street                            at Yale Law School since 1994 and 1978,
New Haven, CT 06511                        respectively.

Vincent Tese                      56       Mr. Tese has been the Chairman of Wireless               2001
Wireless Cable                             Cable International Inc., a cable television
   International,                          and wireless communications service provider,
   Inc. c/o Bear                           since April 1995. Mr. Tese was Chairman of


                                       26

   Stearns & Co.                           Cross Country Wireless Inc., also a cable
   Inc.                                    television and wireless communications service
245 Park Avenue                            provider, from October 1994 to July 1995. Mr.
New York, NY                               Tese was the Director of Economic Development
10167                                      for the State of New York from June 1987 to
                                           December 1994 and also served as the Chairman
                                           of the Urban Development Corporation in New
                                           York from 1985 to 1994. Mr. Tese currently
                                           serves as a director of Allied Waste
                                           Industries, Inc., Bear Stearns Companies Inc.,
                                           Bowne & Co., Inc., Cablevision Systems Corp.,
                                           Keyspan Corp. and Maek-Cali Realty Corp.

           Each of the nominees has consented to serve as a director until the expiration of his respective term and until such nominee's successor has been elected and qualified or until the earlier resignation or removal of such nominee. We have no reason to believe that any of the nominees named above will be disqualified or unable or unwilling to serve if elected. If any of the nominees should become unavailable for any reason, proxies may be voted for another person nominated by ISP to fill the vacancy.

           The nominees understand that, if elected as directors of Dexter, each of them will have an obligation under Connecticut law to discharge his duties as a director in good faith, consistently with his fiduciary duties to Dexter and its shareholders. The full text of a shareholder resolution to effect the Additional Directors Election Proposal is contained in Annex II to this proxy statement.

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                  "FOR" THE ELECTION OF OUR ADDITIONAL NOMINEES
                     TO FILL THE NEWLY-CREATED DIRECTORSHIPS


THE SHAREHOLDER RIGHTS PROPOSALS

       PROPOSAL NO. 4:  THE POISON PILL BYLAW PROPOSAL

           We are proposing an amendment to the Bylaws which would require the Dexter Board to make certain amendments to the Rights Agreement or redeem the Rights issued thereunder if shareholders representing a majority of the voting power of Dexter adopt a special resolution requiring the Board to do so. In addition, our proposed amendment would require the Dexter Board to obtain shareholder approval prior to adopting any new shareholder rights plan, rights agreement or any other form of "poison pill" which is designed to or has the effect of making acquisitions of large holdings of Dexter's shares of stock more difficult or expensive. The complete text of our proposed Bylaw amendment to effect the Poison Pill Bylaw Proposal is included as Annex II to this proxy statement.

           The Rights Agreement currently vests with the Dexter Board the exclusive power and authority to administer the agreement, including the sole power to make any determination to redeem or not redeem the rights or to amend the Rights Agreement.

Our proposal would allow the shareholders to make their own decision with respect to proposed offers or transactions, by requiring that the Dexter Board follow the direction of the shareholders with respect to the amendment or replacement of the Rights Agreement or the redemption of the Rights issued thereunder.

           Poison pills are considered extremely potent corporate takeover defense mechanisms, and Dexter's existing Rights Agreement may, in some respects, be aligned with shareholder interests. Proponents of poison pills assert that rights plans, such as the Rights Agreement, enable the board to respond in an orderly manner to unsolicited bids by providing sufficient time to carefully evaluate the fairness of an unsolicited offer and the credibility of the bidder, and thereby giving the board the flexibility to explore alternative strategies for maximizing shareholder value. It has been argued that poison pills deter abusive takeover tactics. Proponents of poison pills also assert that rights plans provide incentives for a potential bidder to negotiate in good faith with the board, and that such negotiations are likely to maximize value for shareholders by soliciting the highest possible price from the bidder.

           Our proposed Bylaw amendment does not nullify the Rights Agreement. If our Poison Pill Bylaw Proposal is adopted, the Rights Agreement will remain in effect to deter unsolicited, undervalued proposals. In order to make the Rights inapplicable to a proposed offer or transaction, either the Dexter Board must act by majority vote, or the shareholders must act. If the shareholders wish to mandate the Board to redeem the Rights or amend the Rights Agreement, the shareholders will, in instances where an annual meeting is not pending, face the procedural necessity of calling a special meeting of shareholders, an action which requires the written request of the holders of not less than 35% of the issued and outstanding shares of Dexter common stock. Our proposal will not leave Dexter defenseless against unsolicited bids.

           Dexter's Certificate of Incorporation and Connecticut law provide additional significant impediments to many forms of unsolicited offers for Dexter. The Certificate provides that: (1) directors serve staggered terms, preventing any independent shareholder or group of shareholders from gaining a majority of the seats on the Board in a single year, absent an amendment to the Bylaws approved by the shareholders, and (2) Dexter has authorized for issuance a "blank check" preferred stock that can be used to dilute the ownership or voting power of a bidder not approved by the Board. Connecticut law provides that: (a) certain transactions with a beneficial owner of more than 10% of Dexter's voting stock, including mergers, are subject to approval by the Board, 80% of the voting power of the outstanding shares and 66-2/3% of voting power of the disinterested shareholders, unless certain "fair price" requirements are met and (b) business combinations with a beneficial owner of more than 10% of Dexter's voting stock are prohibited for five years, unless approved by the Board. In addition, Connecticut law requires directors in exercising their fiduciary duties to consider, in addition to the interests of shareholders, the interests of the corporation, its employees, customers, creditors and suppliers, and the interests of the community and society.

           Shareholders have opposed poison pills on the grounds that poison pills force potential investors to negotiate potential acquisitions with management, instead of making their offer directly to the shareholders. In recent years, shareholders have, with increased frequency, taken steps to oppose the unilateral adoption of such poison pill rights plans by management. We believe that the entrenchment and consequential lack of accountability afforded to incumbent management and directors by poison pills may adversely affect shareholder value, because they provide a board with veto power over change in control bids, even when shareholders believe that such bids are in their best interests. We believe that our Poison Pill Bylaw Proposal will permit you to decide when a change in control offer is in your best interest, without eliminating the potential beneficial effect of the Rights Agreement to shareholder value.

           We believe that the Bylaw amendment effecting the Poison Pill Bylaw Proposal is valid under Connecticut law because Connecticut law authorizes shareholders to adopt bylaws that relate to the powers of the shareholders and the board of directors. However, we recognize that the Connecticut courts have not considered the validity of our proposed amendment or any similar bylaw and, therefore, have not resolved the extent to which shareholder-adopted bylaws may limit the authority of the board of directors to oppose, or to adopt or employ defensive measures against, takeover bids favored by a majority of the shareholders. We anticipate that the current Dexter Board will assert that shareholders cannot adopt such a Bylaw. We are seeking a declaratory judgment to establish the validity of the Poison Pill Amendment Proposal. See "Certain Litigation."

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                      "FOR" THE POISON PILL BYLAW PROPOSAL.


       PROPOSAL NO. 5: THE POISON PILL AMENDMENT PROPOSAL

           In connection with the Bylaw amendment in Proposal No. 4 above, we are proposing the adoption of a special shareholder resolution. The resolution will require the Board to amend the Rights Agreement to make it inapplicable to any offer for all outstanding Dexter shares of common stock at a price of at least $45 per share in cash. If the Poison Pill Bylaw Proposal is adopted, the Rights Agreement will remain in full force and effect with respect to all offers for less than $45 per share in cash or with respect to offers for less than all shares. The full text of a resolution implementing the Poison Pill Amendment Proposal is included as Annex IV to this proxy statement.

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                    "FOR" THE POISON PILL AMENDMENT PROPOSAL.


THE VOTING RIGHTS PROPOSALS

       PROPOSAL NO. 6: THE BYLAW REPEAL PROPOSAL.

           Article X of the Dexter Bylaws provides that Bylaws may be repealed by the shareholders. We propose to repeal any Bylaw amendments adopted by the Board between February 26, 1999 and the date of the 2000 Annual Meeting. The purpose of this proposal is to prevent the Board from interfering with the implementation of the proposals being acted upon by the shareholders pursuant to this proxy solicitation. The complete text of our proposed shareholder resolution to effect the Bylaw Repeal Proposal is included as Annex V to this proxy statement.

           We believe that any Bylaw amendments adopted by the Board prior to the 2000 Annual Meeting are likely to be aimed at frustrating our proposals and therefore are not likely to be in the best interests of the Dexter shareholders. We are not aware of any Bylaw amendments adopted by the Board since February 26, 1999. Any Bylaw amendments validly adopted by the Board prior to the Annual Meeting would remain in effect unless and until our proposal to repeal such Bylaws is adopted. If the Board adopts any such Bylaw amendments before the 2000 Annual Meeting, it will have an opportunity to inform shareholders of the benefits of these amendments and to attempt to persuade shareholders to vote against this proposal.

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                        "FOR" THE BYLAW REPEAL PROPOSAL.


       PROPOSAL NO. 7: THE OMNIBUS PROPOSAL

           In addition, the shareholders will be asked at the 2000 Annual Meeting to consider the Omnibus Proposal, which sets forth the following order in which our proposals will be voted upon by the shareholders:

           1.         The Omnibus Proposal;

           2.         The Bylaw Repeal Proposal;

           3.         The Director Election Proposal;

           4.         The Board Size Bylaw Proposals;

           5.         The Additional Directors Election Proposal;

           6.         The Poison Pill Bylaw Proposal; and

           7.         The Poison Pill Amendment Proposal.

           The full text of a shareholder resolution to effect the Omnibus Proposal is contained in Annex VI to this proxy statement.


                         WE STRONGLY RECOMMEND THAT YOU
                        VOTE "FOR" THE OMNIBUS PROPOSAL.


                         OTHER MATTERS TO BE CONSIDERED
                           AT THE 2000 ANNUAL MEETING

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           As set forth in Dexter's Proxy Statement, at the 2000 Annual Meeting, the shareholders will be asked to ratify the appointment by the Dexter Board of

PricewaterhouseCoopers LLP as Dexter's independent auditors for the year 2000. We are not making any recommendation on this proposal.

OTHER PROPOSALS

           Except as set forth above, we are not aware of any proposals to be brought before the 2000 Annual Meeting. However, we have notified Dexter of our intention to bring before the 2000 Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, to address any action of the Dexter Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the 2000 Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

                                VOTING PROCEDURES

           In order to ensure that your views on the proposals are heard by Dexter and your vote represented at the 2000 Annual Meeting, we urge you to sign and date the enclosed GOLD Proxy Card and return it to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, in the enclosed postage paid envelope TODAY. Execution of the GOLD Proxy Card will not affect your right to attend the 2000 Annual Meeting and to vote in person.

           You are eligible to execute a GOLD Proxy only if you owned the Common Stock on the Record Date. Dexter's Board has set _________, 2000 as the Record Date for determining those shareholders who will be entitled to notice of and to vote at the 2000 Annual Meeting. You will retain the right to execute a proxy card in connection with this proxy solicitation even if you sell your shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares on the GOLD proxy card, even if you sell such shares after the Record Date.

           We believe that as of the close of business on the Record Date, there were ___ shares of common stock of Dexter issued and outstanding and entitled to vote. Shareholders will have one vote for each share of common stock they own with respect to all matters to be considered at the 2000 Annual Meeting.

           In order for your views on the above-described proposals to be represented at the 2000 Annual Meeting, please sign and date the enclosed GOLD proxy card and return it to Innisfree M&A Incorporated in the enclosed prepaid envelope TODAY. Execution of the GOLD proxy card will not affect your right to attend the 2000 Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the 2000 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2000 Annual Meeting to Innisfree M&A Incorporated or the Secretary of Dexter, or by voting in person at the 2000 Annual Meeting. ONLY YOUR LATEST DATED PROXY WILL COUNT.

           Unless otherwise indicated, the GOLD Proxy authorizes the persons named in the proxy to vote, and such persons will vote, properly executed and duly returned proxies FOR the Nominee Election Proposals, FOR the Shareholder Rights

Proposals and FOR the Voting Rights Proposals, all of which are described in this proxy statement. If no marking is made on your GOLD Proxy with respect to the ratification of the appointment of Dexter's independent auditors, you will be deemed to have given a direction to abstain from voting on such matter.

                                  VOTE REQUIRED

           Based on currently available public information, a quorum will exist at the 2000 Annual Meeting if holders of not less than a majority of the shares of Dexter common stock outstanding and entitled to vote at the 2000 Annual Meeting are present in person or by proxy. If a quorum is present, our proposals can be adopted by the following vote:

o NOMINEE PROPOSALS: Election of nominees for directorships will require the affirmative vote of a plurality of the votes cast. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's attaining a plurality of votes. The election of our nominees for the seven newly-created directorships will not be effective unless our Board Size Bylaw Proposal is adopted.

o PROPOSALS REQUIRING BYLAW AMENDMENTS: We believe that our proposals involving amendments to the Dexter Bylaws, namely our Board Size Bylaw Proposal, Poison Pill Bylaw Proposal and Bylaw Repeal Proposal, will be approved if the votes cast for the respective proposal exceed the votes cast against the respective proposal. We have received the opinion of Levett Rockwood P.C., our Connecticut counsel, that, to the extent the Dexter Bylaws may require a supermajority shareholder vote for an amendment, such provision is invalid under Connecticut law. We have also instituted litigation seeking to have any such supermajority amendment requirement held ineffective. See "Certain Litigation." If the Dexter Bylaws are held to contain an effective supermajority provision, our Board Size Bylaw Proposal, Poison Pill Bylaw Proposal and Bylaw Repeal Proposal would each require the affirmative vote of the holders of two-thirds of the issued and outstanding shares of common stock

o PROPOSALS NOT REQUIRING BYLAW AMENDMENTS: Adoption of our Poison Pill Amendment Proposal and Omnibus Proposal will be approved if the votes cast for the respective proposal exceed the votes cast against the respective proposal at the 2000 Annual Meeting. Our Poison Pill Amendment Proposal will not be effective unless our Poison Pill Bylaw Proposal is adopted.

                         WE STRONGLY RECOMMEND THAT YOU
                VOTE IN FAVOR OF EACH OF THE PROPOSALS DESCRIBED
                            IN THIS PROXY STATEMENT.

                            METHOD OF COUNTING VOTES

           The holders of not less than a majority of the number of shares of Dexter common stock outstanding and entitled to vote at the 2000 Annual Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions will be included for purposes of determining whether a quorum exists, but broker non-votes will not. After a quorum is determined to exist at the 2000 Annual Meeting, abstentions or broker non-votes with respect to particular proposals brought to a vote or nominees proposed for election will have no effect on the outcome of the vote on such proposal or election. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. Accordingly, if your Dexter shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your shares will be represented at the 2000 Annual Meeting.

                             ADDITIONAL INFORMATION

           The principal executive offices of Dexter Corporation are at One Elm Street, Windsor Locks, Connecticut 06096-2334. Dexter is a global specialty materials supplier, principally serving the worldwide aerospace, electronics, food packaging and medical markets. Except as otherwise noted herein, the information concerning Dexter has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by Dexter to disclose events that may affect the significance or accuracy of such information.

           The principal executive offices of ISP are at 300 Delaware Avenue, Wilmington, Delaware 19801. We are a leading manufacturer of specialty chemicals and mineral products.

           We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, file reports, proxy statements and other documents with the SEC relating to our business, financial condition and other matters. These reports, proxy statements and other documents can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of ISP's filings with the SEC can also be obtained by mail for a fee by writing to the SEC's principal office at 450 Fifth Street, N.W., Washington, DC 20549. You can also get electronic copies of our filings with the SEC for free on the SEC's Internet web site at http://www.sec.gov. Copies of our filings with the SEC are also be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                          PROXY SOLICITATION; EXPENSES

           This proxy statement and the accompanying GOLD Proxy Card are first being furnished to shareholders on or about [____________]. Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or similar means. Solicitation may be made by directors, officers, investor relations personnel and other employees of ISP and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

           In addition, ISP has retained Innisfree M&A Incorporated to provide consulting and analytic services in connection with any proposal by us to acquire Dexter in opposition to Dexter's Board. Among other things, Innisfree has agreed to solicit proxies on our behalf in connection with the 2000 Annual Meeting. Innisfree will employ approximately 75 people in its efforts. We have agreed to reimburse Innisfree for its reasonable expenses and to pay to Innisfree fees not to exceed $130,000.

           Chase Securities, Inc. is acting as our financial advisor in connection with any proposed business combination transaction involving Dexter, and is assisting us in connection with the financing of any such transaction. For such services, Chase Securities will receive from ISP customary compensation and reimbursement of its reasonable and documented expenses. In addition, ISP has agreed to indemnify Chase Securities and related persons against certain liabilities arising out of the engagement. In its capacity as our financial advisor, Chase Securities has agreed, among other things, to assist us at our request in contacting (in person, by telephone or otherwise) shareholders of Dexter identified to Chase Securities by us and in soliciting their proxies in favor of such a transaction on our behalf. Chase Securities will not receive any separate or additional fee for, or in connection with, any such solicitation activities. Chase Securities and its affiliates are engaged in providing a full range of banking, securities trading, market making and brokerage services to institutional and individual clients. In the normal course of its business Chase Securities and its affiliates may have provided, and may in the future provide, subject to certain contractual and conflict of interest limitations, financial advisory, investment banking or other such services to Dexter, ISP or their respective affiliates, and may trade securities of Dexter, ISP or their respective affiliates for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

           The entire expense of our proxy solicitation is being borne by ISP. In the event that our nominees are elected to the Board, we may seek reimbursement of such expenses from Dexter. In addition to the engagement of Innisfree and Chase Securities described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $___. Total payment of costs to date in furtherance of our proxy solicitation is approximately $___.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

           ISP, ISP Investments, and certain of their affiliates, as well as our nominees for directorships, may be deemed to be "participants" (as defined in Instruction 3 to Item 4 of Rule 14a-101 of the Exchange Act) in this proxy solicitation. Information relating to the beneficial ownership of common stock of Dexter by the participants in this solicitation and certain other information relating to the participants is contained in Annex VII to this proxy statement and is incorporated in this proxy statement by reference. In addition, see "Certain Litigation" for a description of legal proceedings in which the participants in this solicitation have a material interest adverse to Dexter. None of the participants in this solicitation are party to any commercial dealings with Dexter or its subsidiaries required to be discussed pursuant to
Schedule 14A promulgated under the Exchange Act, which governs the disclosure contained in this proxy statement. As described below under "Certain Interests in the Proposals and with Respect to Securities of Dexter", ISP and its affiliates beneficially own shares of Life Technologies, Dexter's majority owned subsidiary. We have no knowledge of any commercial dealings between Life Technologies and Dexter, other than information that may be disclosed in the public filings of Life Technologies and Dexter.

                     CERTAIN INTERESTS IN THE PROPOSALS AND
                      WITH RESPECT TO SECURITIES OF DEXTER

           To the knowledge of ISP, there are no contracts, arrangements, understandings or relationships (legal or otherwise) among ISP or its associates with respect to any securities of Dexter.

           On November 25, 1998, ISP entered into an agreement (the "Group Agreement") with certain other persons with respect to such parties' ownership of common stock of Life Technologies, a majority owned subsidiary of Dexter. Pursuant to the terms of the Group Agreement, ISP and the other parties thereto agreed (i) not to sell or otherwise dispose of any shares of Life Technologies common stock unless all of the parties mutually agreed (subject to certain exceptions), (ii) to bear its own costs and expenses incurred in connection with its ownership of Life Technologies shares, the Group Agreement or any transactions entered into pursuant to the Group Agreement (subject to certain exceptions for expenses incurred for the benefit of all the parties thereto),
(iii) to join with ISP in a Schedule 13D filing and any required amendments thereto and (iv) not to enter into any other contract, arrangement, understanding or relationship with any other person with respect to the equity securities of Life Technologies. The initial Group Agreement provided for a term of six months, but subsequent agreements were entered into ultimately extending the term through September 30, 2000 for all but one of the original members of the group. As of January 27, 2000, ISP owned beneficially 3,506,270 Life Technologies shares which represented approximately 14.05% of the outstanding shares of common stock of Life Technologies. As of such date, the continuing parties to the Group Agreement (including ISP) beneficially owned, in the aggregate, 5,417,991 Life Technologies shares, representing approximately 21.7% of the outstanding shares of common stock of Life Technologies.

           Each of our nominees (other than Messrs. Heyman and Kumar) will receive a stipend of $50,000 from ISP for his service as a nominee. This stipend is not refundable in any manner in connection with the outcome of our proxy solicitation or otherwise. The Nominees are each party to an indemnity agreement with ISP (the "Director Indemnity Agreements"). In accordance with the terms of the Director Indemnity Agreements, ISP has agreed to indemnify and hold harmless each of the nominees from and against, among other things, all expenses, liabilities and losses, including reasonable attorney's fees, related to any action, suit or proceeding to which such nominee is made a party or threatened to be made a party by reason of such nominee's action or inaction while serving as a nominee.

                         SECURITY OWNERSHIP OF DIRECTORS
                            AND MANAGEMENT OF DEXTER

           The following table presents, as of March 9, 1999, based solely on information contained in the Dexter's 1999 Proxy Statement, the common stock beneficially owned (as that term is defined by the SEC) by all directors, nominees and named executive officers of the Dexter, and the directors, nominees and executive officers of the Dexter as a group. This beneficially owned common stock includes shares of common stock which they had a right to acquire within 60 days of such date by the exercise of options granted under the Dexter's stock option plans.

           Except as otherwise noted in a footnote below, each director, nominee and executive officer has sole voting and investment power with respect to the number of shares of common stock set forth opposite his or her name in the table.


                                                                              SHARES OF                   PERCENTAGE OF
                                                                             COMMON STOCK                    COMMON
                                                                             BENEFICIALLY                     STOCK
SHAREHOLDERS                                                                   OWNED(1)                  OUTSTANDING(1)
------------                                                                   --------                  --------------
K. Grahame Walker..............................................                  196,675                          *
Kathleen Burdett...............................................                   49,522                          *
Jeffrey W. McClelland..........................................                   18,721                          *
R. Barry Gettins...............................................                   54,036                          *
David G. Gordon................................................                   26,500                          *
Charles H. Curl................................................                    3,143                          *
Henrietta Holsman Fore.........................................                    3,690                          *
Bernard Fox....................................................                    3,928                          *
Robert M. Furek................................................                    3,536                          *
Martha Clark Goss..............................................                    3,625                          *
Edgar G. Hotard................................................                    2,211                          *
Peter G. Kelly.................................................                    6,036                          *
Jean-Francois Saglio...........................................                    2,541                          *
George M. Whitesides...........................................                    3,743                          *
All Directors, Nominees and Executive Officers as a Group (22
persons).......................................................                  568,872                          2.4


----------
(1) The shares reported above as beneficially owned by the following persons include vested stock options granted under the Dexter's stock option plans. The shares reported above also include shares of restricted stock issued to the following persons pursuant to the 1994 Long Term Incentive Plan (the "1994 Plan"): K. Grahame Walker - 44,334: Kathleen Burdett - 19,142; Jeffrey
    W. McClelland - 6,236: R. Barry Gettins - 11,584; David G. Gordon - 10,000; and "All Directors, Nominees and Executive Officers as a Group" 168,310. Shares of restricted stock issued pursuant to the 1994 Plan are subject to forfeiture, but may be voted by the holders thereof unless and until forfeited. Percentages of common stock of less than 1% are indicated by an asterisk.

                        PRINCIPAL SHAREHOLDERS OF DEXTER

           The following table sets forth, based solely, except as otherwise described herein, on information contained in the Dexter's 1999 Proxy Statement, the number and percentage of outstanding shares of common stock beneficially owned by each person known to ISP (other than ISP) as of such date to be the beneficial owner of more than five percent of the outstanding shares of common stock. The information with respect to ISP has been provided by the members thereof as of ____ __, 2000.



                                                                              SHARES OF                   PERCENTAGE OF
                                                                             COMMON STOCK                    COMMON
                                                                             BENEFICIALLY                     STOCK
SHAREHOLDERS                                                                    OWNED                      OUTSTANDING
------------                                                                    -----                      -----------

ISP
ISP Investments Inc.
ISP Opco Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road, Wayne, New Jersey 07470........................                2,299,200                    9.98(1)
FMR Corp., 82 Devonshire Street Boston, Massachusetts 02109
(Fidelity Managed Funds).......................................                2,290,600                    9.8(2)
Mary K Coffin, c/o Dexter Corporation, One Elm Street, Windsor
Locks, Connecticut 06096.......................................                1,300,000                    5.6(3)


(1) ISP Investments Inc. (through ISP Investments Grantor Trust) has the sole power to vote, direct the voting of, dispose of and direct the disposition of the shares. ISP Opco Holdings Inc., by virtue of its indirect ownership of all of the outstanding capital stock of ISP Investments Inc., may be deemed to own beneficially (solely for purposes of Rule 13d-3) the shares. ISP, by virtue of its ownership of all of the outstanding common stock of ISP Opco Holdings Inc., may be deemed to own beneficially (solely for purposes of Rule 13d-3) the shares. Samuel J. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the shares.

(2) Share holdings as of December 31, 1998, as reported on the Schedule 13G most recently filed by such shareholder.

(3) Of the 1,300,000 shares shown in the table as owned by Mary K. Coffin, 1,000,000 are held by Fleet Bank, N.A., trustee of a trust the beneficiary of which is Dexter D. Coffin, Jr. Mary K Coffin is a trustee of this trust and shares the power to vote and dispose of shares owned by the trust. The power to vote and dispose of the shares owned by this trust is held by a majority of its three individual trustees. The remaining shares show in the table are held by Mary K. Coffin through a living trust.

               SHAREHOLDERS' PROPOSALS IN DEXTER'S PROXY STATEMENT

       The Dexter's Bylaws require that notice of nominations to the Board of Directors proposed by shareholders be received by the Secretary of the Dexter, along with certain other specified material, not less than 75 nor more than 125 days prior to the first anniversary of the prior year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than seventy five days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the fifteenth day following the day on which public announcement of the date of such meeting is first made. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the Bylaws from the Secretary of the Dexter.

       Pursuant to Rule 14a-8(e)(2) under the Exchange Act, any proposal by a shareholder at the 2000 Annual Meeting, to be included in the Dexter's proxy statement, must be received in writing at the Dexter's principal executive offices not less than 120 calendar days in advance of the date of the Dexter's proxy statement was released to security holders in connection with its 1999 Annual Meeting of Shareholders. However, if the date of the meeting is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Dexter begins to print and mail its proxy materials.

       Proposals should be addressed to the Corporate Secretary, Dexter Corporation, One Elm Street, Windsor Locks, Connecticut 06096.

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES AND THE ADOPTION OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

Dated:     __________ __, 2000

                                      Sincerely,

                                      Your Fellow Shareholders:

                                      INTERNATIONAL SPECIALTY PRODUCTS INC.

                                      ISP INVESTMENTS INC.

                                                                         ANNEX I


                            BOARD SIZE BYLAW PROPOSAL


           RESOLVED, that the Bylaws of Dexter Corporation be, and they hereby are, amended, effective at the time this resolution is approved by the shareholders of Dexter Corporation, by:

       (i) deleting the fourth sentence of Article III, Section 1, which reads "[e]ach class of directorships shall consist of not less than one nor more than five directorships", in its entirety;

       (ii)   adding a new fourth sentence of Article III, Section 1 as follows:

              "At the annual meeting of the shareholders of the corporation held in 2000, additional directors shall be elected so that the Board of Directors shall consist of seventeen directorships. The additional directorships thereby created shall be allocated to the classes with terms expiring at the annual meeting of the shareholders of the corporation to be held in 2001 or 2002, unless otherwise allocated by the Board of Directors consistent with
              Section 33-740 of the Connecticut Business Corporation Act"; and

       (iii)  adding a new final sentence of Article III, Section 1 as follows:

              "The fourth sentence of this Section 1 may be altered, amended or repealed only with the approval of the shareholders of the corporation entitled to vote thereon in the manner set forth in
              Section 33-709(c) of the Connecticut Business Corporation Act."

                                                                        ANNEX II


                   THE ADDITIONAL DIRECTORS ELECTION PROPOSAL

           RESOLVED, that each of the following persons be elected a director of Dexter Corporation to fill the new directorships on the Board of Directors of Dexter Corporation resulting from the adoption of the resolution amending
Article III, Section 1 of the Bylaws to increase the size of the Board, for a term commencing at the time this resolution is adopted by the shareholders of Dexter Corporation and shall be allocated into classes with terms continuing until the annual meeting of the shareholders of Dexter Corporation to be held in the year indicated below, and until the election and qualification of his respective successor or until his earlier resignation or removal:



Alan Meckler                                2002
Dan Ogden                                   2002
Morrison DeSoto Webb                        2002
Robert Englander                            2002
John Droney                                 2001
Anthony T. Kronman                          2001
Vincent Tese                                2001


; provided, that the Board of Directors may instead allocate certain of such directorships to a different class, consistent with Section 33-740 of the Connecticut Business Corporation Act.

                                                                       ANNEX III


                         THE POISON PILL BYLAW PROPOSAL

           RESOLVED, that the Bylaws of Dexter Corporation be, and they hereby are, amended, effective at the time this resolution is approved by the shareholders of Dexter Corporation, by adding the following Section 7 to the end of Article II:

           "Section 7. Rights Agreements.

                      The Board of Directors, in exercising its rights and duties with respect to the administration of the Rights Agreement, dated as of August 23, 1996, as amended, by and between the corporation and Chase Mellon Shareholder Services L.L.C., as Rights Agent (the "Rights Agreement") will carry out a resolution authorizing (i) the partial or complete redemption of the rights issued pursuant to the Rights Agreement (the "Rights"), or (ii) an amendment to the Rights Agreement making the Rights inapplicable to offers or transactions or types of offers or transactions specified in such resolution, if such resolution is authorized and approved by the shareholders of the corporation entitled to vote thereon in the manner set forth in Section 33-709(c) of the Connecticut Business Corporation Act. In addition, the Board of Directors shall not adopt any new shareholder rights plan, rights agreement or any other form of "poison pill" which is designed to or has the effect of making acquisitions of large holdings of the corporation's shares of stock more difficult or expensive, unless such plan is first approved by the shareholders of the corporation entitled to vote thereon in the manner set forth in Section 33-709(c) of the Connecticut Business Corporation Act. This Section 7 may be altered, amended or repealed only with the approval of the shareholders of the corporation entitled to vote thereon in the manner set forth in Section 33-709(c) of the Connecticut Business Corporation Act."

                                                                        ANNEX IV


                       THE POISON PILL AMENDMENT PROPOSAL

           RESOLVED, that the shareholders of Dexter Corporation hereby exercise their right under Article II, Section 7 of the Bylaws of Dexter Corporation, as amended on the date hereof, to require the Board of Directors to promptly amend the Rights Agreement, dated as of August 23, 1996, as amended, by and between Dexter Corporation and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agreement") to provide that the acquisition of beneficial ownership of shares of common stock, par value $1.00 per share, of Dexter Corporation ("Common Stock") pursuant to any offer for all outstanding shares of Common Stock for consideration of at least $45 per share net to the seller in cash shall constitute a "Qualifying Offer" within the meaning of Sections 11(a)(ii) and 13(d) of the Rights Agreement.

                                                                         ANNEX V


                            THE BYLAW REPEAL PROPOSAL

           RESOLVED, that any and all amendments made by the Board of Directors of Dexter Corporation to the Bylaws of Dexter Corporation on or after February 26, 1999, be, and the same hereby are, repealed, and that, without the approval of the shareholders of Dexter Corporation, the Board of Directors may not thereafter amend any section of the Bylaws affected by such repeal or adopt any new Bylaw provision which serves to reinstate any repealed provisions or any similar provisions.

                                                                        ANNEX VI


                              THE OMNIBUS PROPOSAL

           RESOLVED, that each of the proposals of International Specialty Products Inc. and ISP Investments Inc. shall be voted upon by the shareholders of Dexter Corporation at the 2000 Annual Meeting in the following order:


           1.        This Omnibus Proposal;

           2.        The Bylaw Repeal Proposal;

           3.        The Director Election Proposal;

           4.        The Board Size Bylaw Proposals;

           5.        The Additional Directors Election Proposal;

           6.        The Poison Pill Bylaw Proposal; and

           7.        The Poison Pill Amendment Proposal.

                                                                       ANNEX VII

                 INFORMATION CONCERNING INTERNATIONAL SPECIALTY
                      PRODUCTS INC. AND OTHER PARTICIPANTS
                               IN THE SOLICITATION

           Information is being given herein for (i) International Specialty Products Inc., a Delaware corporation ("ISP"), (ii) ISP Investments Inc., a Delaware corporation ("ISP Investments"), (iii) Samuel J. Heyman, a natural person and nominee for the Board of Directors of the Company, (iv) Sunil Kumar, a natural person and nominee for the Board of Directors of the Company, (v) Philip Peller, a natural person and nominee for the Board of Directors of the Company, (vi) Alan Meckler, a natural person and nominee for the Board of Directors of the Company, (vii) Dan Ogden, a natural person and nominee for the Board of Directors of the Company, (viii) Morrison DeSoto Webb, a natural person and nominee for the Board of Directors of the Company, (ix) Robert Englander, a natural person and nominee for the Board of Directors of the Company, (x) John Droney, a natural person and nominee for the Board of Directors of the Company,
(xi) Anthony T. Kronman, a natural person and nominee for the Board of Directors of the Company, and (xii) Vincent Tese, a natural person and nominee for the Board of Directors of the Company, who are each a "participant in a solicitation" as defined under the proxy rules (collectively, the "Participants").

           Information is also given for each of the entities listed on Schedule A to this Annex VII, each of which is an "associate", as defined under the proxy rules, of the Proponents.

           Each of ISP and ISP Investments is a Delaware corporation. Each of ISP and ISP Investments has its principal place of business at 300 Delaware Avenue, Wilmington, Delaware 19801. The address of each of the entities listed on Schedule A to this Annex VII is c/o ISP Management Company, Inc., 1361 Alps Road, Wayne, New Jersey 07470.

           The Participants may be deemed to have beneficial ownership of the Company's Common Stock and the common stock, par value $.01 per share ("LTI Common Stock"), of Life Technologies, Inc. ("LTI") as set forth immediately below. Except as set forth below, no associates of any of the Participants owns any Common Stock or LTI Common Stock.

                                                                                                               APPROXIMATE MARGIN
                                   NUMBER OF SHARES OF THE               NUMBER OF SHARES                   DEBTEDNESS WITH RESPECT
NAME                               COMPANY'S COMMON STOCK              OF LTI'S COMMON STOCK                    TO COMMON STOCK
----                               ----------------------              ---------------------                    ---------------
ISP Investments Inc.                      2,299,200                            3,384,600                         (5)
                                    (direct ownership)(1)          (direct/indirect ownership)(2)(3)

ISP Opco Holdings Inc.                    2,299,200                            3,384,600                         (5)
                                   (indirect ownership)(1)            (indirect ownership)(2)(3)

ISP Ireland                                   0                                 452,000                          (5)
                                                                         (direct ownership)(3)

International Specialty                   2,299,200                            3,506,270                         (5)
Products Inc.                      (indirect ownership)(1)       (direct/indirect ownership)(2)(3)(4)

Samuel J. Heyman                          2,299,200                            3,506,270                         (5)
                                   (indirect ownership)(1)           (indirect ownership)(2)(3)(4)

Sunil Kumar                                   0                                      0                           $ 0

Philip Peller                                 0                                      0                           $ 0

Alan Meckler                                  0                                      0                           $ 0

Dan Ogden                                     0                                      0                           $ 0

Morrison DeSoto Webb                          0                                      0                           $ 0

Robert Englander                              0                                      0                           $ 0

John Droney                                   0                                      0                           $ 0

Anthony T. Kronman                            0                                      0                           $ 0

Vincent Tese                                  0                                      0                           $ 0



                                     A-7-1

(1) ISP Investments (through ISP Investments Grantor Trust) has the sole power to vote, direct the voting of, dispose of and direct the disposition of the Common Stock. ISP Opco Holdings Inc. ("ISP Opco"), by virtue of its indirect ownership of all of the outstanding capital stock of ISP Investments, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock owned by ISP Investments. International Specialty Products Inc. ("ISP"), by virtue of its ownership of all of the outstanding common stock of ISP Opco, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock owned by ISP Investments. Mr. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock owned by ISP Investments.

(2) ISP Investments (directly and through ISP Investments Grantor Trust) has the sole power to vote, direct the voting of, dispose of and direct the disposition of 2,932,600 shares of LTI Common Stock. ISP Opco, by virtue of its indirect ownership of all of the outstanding capital stock of ISP Investments, may be deemed to own beneficially (solely for purposes of Rule 13d-3) all of the LTI Common Stock owned by ISP Investments. ISP, by virtue of its ownership of all of the outstanding common stock of ISP Opco, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the LTI Common Stock owned by ISP Investments. Mr. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the LTI Common Stock owned by ISP Investments.

(3) ISP Ireland has the sole power to vote, direct the voting of, dispose of and direct the disposition of 452,000 shares of LTI Common Stock. ISP Investments, by virtue of its indirect ownership of all of the outstanding capital stock of ISP Ireland, may be deemed to own beneficially (solely for purposes of Rule 13d-3) all of the LTI Common Stock owned by ISP Ireland. ISP Opco, by virtue of its indirect ownership of all of the outstanding capital stock of ISP Investments, may be deemed to own beneficially (solely for purposes of Rule 13d-3) all of the LTI Common Stock owned by ISP Ireland. ISP, by virtue of its ownership of all of the outstanding common stock of ISP Opco, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the LTI Common Stock owned by ISP Ireland. Mr. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the LTI Common Stock owned by ISP Ireland.

(4) ISP has the sole power to vote, direct the voting of, dispose of and direct the disposition of 121,670 shares of LTI Common Stock. Mr. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the LTI Common Stock owned by ISP.

(5)        In the ordinary course of its business, ISP Investments Inc.
           purchases securities for its investment portfolio with funds obtained from the working capital of ISP Investments, loans from affiliates and borrowings pursuant to standard margin arrangements.

           Other than as set forth immediately below, to the best of the knowledge of the Participants and their associates, none has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies:

                                     A-7-2

           On November 25, 1998, ISP entered into an agreement (the "Group Agreement") with certain other persons with respect to such parties' ownership of LTI Common Stock. Pursuant to the terms of the Group Agreement, ISP and the other parties thereto agreed (i) not to sell or otherwise dispose of any shares of LTI Common Stock unless all of the parties mutually agreed (subject to certain exceptions), (ii) to bear its own costs and expenses incurred in connection with its ownership of LTI Common Stock, the Group Agreement or any transactions entered into pursuant to the Group Agreement (subject to certain exceptions for expenses incurred for the benefit of all the parties thereto),
(iii) to join with ISP in a Schedule 13D filing and any required amendments thereto and (iv) not to enter into any other contract, arrangement, understanding or relationship with any other person with respect to the equity securities of LTI. The initial Group Agreement provided for a term of six months, but subsequent agreements were entered into ultimately extending the term through September 30, 2000 for all but one of the original members of the group.

           No Participant or Associate owns any securities of the Company of record but not beneficially.

           None of the Participants and none of their associates has any arrangement or understanding with any person with respect to (i) any future employment with the Company or (ii) any future transactions to which the Company or any of its affiliates may be a party, except as set forth in the letter, dated December 14, 1999, from Mr. Heyman to the Company's Chairman and Chief Executive Officer, in which ISP proposed to purchase all of the Company's outstanding Common Stock for $45 per share in a merger transaction, which proposal was subsequently rejected by the Company's Board by correspondence dated December 23, 1999. No family relationships exist among the Proponent's Nominees or between any Company director or executive officer and any of the Proponent's Nominees.

           The following is a summary of all transactions in Company securities by the Participants over the last two years.

DATE OF TRANSACTION          NATURE OF TRANSACTION          NUMBER OF SHARES
-------------------------------------------------------------------------------
   09/15/98                           Buy                       37,000
   09/17/98                           Buy                      440,000
   09/21/98                           Buy                       64,700
   09/23/98                           Buy                        5,400
   09/25/98                           Buy                       10,000
   09/30/98                           Buy                       10,600
   10/01/98                           Buy                          100
   10/02/98                           Buy                       25,000
   10/05/98                           Buy                          600
   10/06/98                           Buy                       14,200
   10/07/98                           Buy                       18,400
   10/09/98                           Buy                       55,500

                                     A-7-3

   10/16/98                           Buy                      169,100
   10/19/98                           Buy                       75,000
   11/11/98                           Buy                       47,500
   11/12/98                           Buy                       69,600
   12/01/98                           Sell                    (50,000)
   12/02/98                           Sell                    (25,000)
   12/04/98                           Buy                      106,500
   12/09/98                           Buy                       11,600
   12/10/98                           Buy                       15,600
   12/11/98                           Buy                       18,500
   12/14/98                           Buy                       14,000
   12/15/98                           Buy                        6,000
   02/17/99                           Buy                        5,000
   03/31/99                           Buy                        7,500
   05/07/99                           Sell                    (25,000)
   05/13/99                           Buy                       10,000
   05/14/99                           Buy                       20,000
   05/17/99                           Buy                       17,100
   05/18/99                           Buy                       21,600
   05/19/99                           Buy                        2,500
   05/21/99                           Buy                       10,000
   05/24/99                           Buy                       11,400
   05/25/99                           Buy                       20,500
   05/26/99                           Buy                       20,000
   05/27/99                           Buy                       19,000
   05/28/99                           Buy                        2,000
   06/01/99                           Buy                       19,000
   06/02/99                           Buy                       22,500
   06/03/99                           Buy                        6,200
   06/07/99                           Buy                        5,500
   06/08/99                           Buy                        1,900
   06/09/99                           Buy                       31,500
   06/10/99                           Buy                        1,300
   06/15/99                           Buy                       10,000
   06/24/99                           Sell                    (25,000)
   07/13/99                           Sell                     (2,900)
   07/22/99                           Buy                        9,600
   07/23/99                           Buy                        5,000
   07/26/99                           Buy                        4,700
   07/28/99                           Buy                        7,700
   08/03/99                           Sell                     (6,300)
   08/05/99                           Buy                        3,500
   08/06/99                           Sell                     (3,500)
   08/09/99                           Buy                      248,400
   08/10/99                           Buy                       11,400

                                     A-7-4

   08/11/99                           Buy                       12,700
   08/19/99                           Sell                     (5,300)
   08/20/99                           Buy                       56,000
   08/23/99                           Buy                       94,900
   08/24/99                           Buy                       28,900
   08/25/99                           Buy                       12,300
   08/27/99                           Buy                       12,000
   08/30/99                           Buy                       13,000
   08/31/99                           Buy                        7,500
   09/03/99                           Buy                       84,300
   09/07/99                           Buy                       48,600
   09/08/99                           Buy                        9,900
   09/13/99                           Sell                     (1,000)
   09/14/99                           Sell                     (1,400)
   09/15/99                           Sell                     (2,000)
   09/17/99                           Buy                       46,300
   09/20/99                           Buy                       76,000
   09/21/99                           Buy                       31,400
   09/22/99                           Buy                       15,000
   09/23/99                           Buy                       34,000
   09/24/99                           Buy                       47,600
   09/27/99                           Buy                       46,500
                                                      -----------------
                                                             2,299,200
                                                      =================


                                     A-7-5

                                                         SCHEDULE A TO ANNEX VII


               Associates of International Specialty Products Inc.
               ---------------------------------------------------


ISP Opco Holdings Inc.
Belleville Realty Corp.
ISP Alginates Inc.
ISP Management Company, Inc.
ISP Chemicals Inc.
ISP Minerals Inc.
ISP Technologies Inc.
ISP Mineral Products Inc.
ISP Environmental Services Inc.
Bluehall Incorporated
ISP Realty Corporation
ISP Real Estate Company, Inc.
International Specialty Products Funding Corporation
ISP Newark Inc.
ISP Van Dyk Inc.
ISP Fine Chemicals Inc.
ISP Freetown Fine Chemicals Inc.
Verona Inc.
ISP Global Technologies Inc.
ISP International Corp.
ISP Marl Holdings Gmbh
ISP Holdings (U.K.) Ltd.
ISP Ireland
ISP (Puerto Rico) Inc.
ISP Marl Gmbh
ISP Acetylene Gmbh
ISP Alginates (U.K.) Ltd.
ISP (Great Britain) Co. Ltd.
ISP Andina, C.A.
ISP Argentina S.A.
ISP Asia Pacific Pte Ltd.
ISP (Australasia) Pte Ltd.
ISP (Belgium) N.V.
ISP (Belgium) International N.V.
ISP do Brasil Ltda.
ISP (Canada) Inc.
ISP Ceska Republika Spol S.R.O.
ISP (China) Limited
ISP Colombia Ltda.
ISP Freight Service N.V.

                                     A-7-6
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ISP Global Operations (Barbados) Inc.
ISP Global Technologies (Belgium) S.A.
ISP Global Technologies (Germany) Holding Gmbh
ISP Customer Service Gmbh
ISP Global Technologies Deutschland Gmbh
International Specialty Products ISP (France) S.A.
ISP (Hong Kong) Limited
ISP (Italia) S.r.l.
ISP (Japan) Ltd.
ISP (Korea) Limited
ISP Mexico, S.A. de C.V.
ISP (Norden) A.B.
ISP (Osterreich) G.m.b.h.
ISP (Polska) Sp.z. o.p.
ISP Sales (Barbados) Inc.
ISP Sales (U.K.) Limited
ISP (Singapore) Pte Ltd.
ISP (Switzerland) A.G.
ISP (Thailand) Co., Ltd.
Chemfields Pharmaceuticals Private Limited




                                     A-7-7
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                               [PRELIMINARY COPY]

PROXY

                               DEXTER CORPORATION

              PROXY SOLICITED ON BEHALF OF INTERNATIONAL SPECIALTY
PRODUCTS INC., ISP INVESTMENTS INC. AND THE OTHER PARTICIPANTS IDENTIFIED IN THE
        PROXY STATEMENT FURNISHED HEREWITH ("ISP") FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS, _____ __, 2000 AT ___ .

The undersigned shareholder of Dexter Corporation ("Dexter") hereby appoints ____________ and ______________ and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Dexter Corporation to be held at ________________, _______________, __________ on ______ __, 2000 at _____, local time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

           Receipt of the Proxy Statement furnished herewith is hereby acknowledged.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF ISP.



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

             ISP RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

            1.       Election of Directors

FOR all nominees listed on the right (except    WITHHOLD AUTHORITY to vote for     NOMINEES: Samuel J. Heyman, Sunil
as marked to the contrary hereon).              all nominees listed to the         Kumar, Philip Peller (Instructions:
                                                right.                             To withhold authority to vote for
                                                                                   any individual nominee, write that
                                                                                   nominee's name in the space provided
                                                                                   below.)

                  [_]                                         [_]
                                                                                   ------------------------------------



                                                                  ISP RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                                                                       FOR              AGAINST           ABSTAIN
2.       THE BOARD SIZE BYLAW PROPOSAL                                                 [_]                [_]               [_]



                                                          ISP RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.


            3.       Election of ADDITIONAL Directors TO FILL VACANCIES FROM INCREASED BOARD SIZE

FOR all nominees listed on the right (except    WITHHOLD AUTHORITY to vote for   NOMINEES: Alan Meckler, Dan Ogden,
as marked to the contrary hereon).              all nominees listed to the       Morrison DeSoto Webb, Robert
                                                right.                           Englander, John Droney, Anthony T.
                                                                                 Kronman, Vincent Tese.
                                                                                 (Instructions: To withhold authority
                                                                                 to vote for any individual nominee,
                                                                                 write that nominee's name in the
                                                                                 space provided below.)

                  [_]                                         [_]
                                                                                 -----------------------------------




                                                           ISP RECOMMENDS A VOTE "FOR" PROPOSALS 4, 5, 6 and 7.

                                                                                       FOR              AGAINST            ABSTAIN
4.       THE POISON PILL RIGHTS PROPOSAL                                               [_]                [_]                [_]

                                                                                       FOR              AGAINST            ABSTAIN
5.       THE POISON PILL REDEMPTION PROPOSAL                                           [_]                [_]                [_]


                                                                                       FOR              AGAINST           ABSTAIN
6.       THE BYLAW REPEAL PROPOSAL                                                     [_]                [_]               [_]

                                                                                       FOR              AGAINST           ABSTAIN
7.       THE OMNIBUS PROPOSAL                                                          [_]                [_]               [_]


                         ISP MAKES NO RECOMMENDATION ON
                      THE FOLLOWING MATTERS TO BE VOTED ON
                           AT THE 2000 ANNUAL MEETING




                                                                                       FOR              AGAINST           ABSTAIN
A.       RATIFICATION OF INDEPENDENT AUDITORS                                          [_]                [_]               [_]


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT
THEREOF.



P                                                               Dated: _____________, 2000


R                                                               ----------------------------------------
                                                                           (Signature)

O

                                                                ----------------------------------------
                                                                           (Signature if held jointly)
X

                                                                ----------------------------------------
                                                                Title:
Y

                                                                Please sign exactly as name appears hereon.
                                                                When shares are held by joint tenants, both
                                                                should sign. When signing as attorney,
                                                                executor, administrator, trustee, or guardian,
                                                                please give full title as such. If a
                                                                corporation, please sign in full corporate name
                                                                by president or other authorized officer. If a
                                                                partnership, please sign in partnership name by
                                                                authorized person.
